Table of Contents

PART II — INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated October 30, 2023

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

FORM 1-A POS

POST-QUALIFICATION OFFERING CIRCULAR AMENDMENT NO. 1

UNDER THE SECURITIES ACT OF 1933

Rodedawg International Industries, Inc.

30 N. Gould Street

Suite N

Sheridan, WY 82801

$2,500,000

250,000,000 SHARES OF COMMON STOCK

$0.01 PER SHARE

This is the public offering of securities of Rodedawg International Industries, Inc., a Nevada corporation. We are offering 250,000,000 shares of our common stock, par value $0.001 (“Common Stock”), at an offering price of $0.01 per share (the “Offered Shares”) by the Company, for a total offering of $2,500,000. This Offering will terminate twelve months from the day the Offering is qualified or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”).

Please be advised that due to the ownership of super voting rights by our management team in the form of Preferred Shares, your voting rights as a common shareholder will be substantially limited.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 5 of this Offering Circular.

This Preliminary Offering Circular is following the offering circular format described in Part II of Form 1-A.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. The aggregate offering price will be based on the price at which the securities are offered for cash. Any portion of the aggregate offering price or aggregate sales attributable to cash received in a foreign currency will be translated into United States currency at a currency exchange rate in effect on, or at a reasonable time before, the date of the sale of the securities. If securities are not sold for cash, the aggregate offering price or aggregate sales will be based on the value of the consideration as established by bona fide sales of that consideration made within a reasonable time, or, in the absence of sales, on the fair value as determined by an accepted standard. Valuations of non-cash consideration will be reasonable at the time made.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Our Common Stock is traded in the OTCMarket Pink Open Market under the stock symbol “RWGI.”

Investing in our Common Stock involves a high degree of risk. See “Risk Factors“ beginning on page 5 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$0.01	$2,500,000
Underwriting Discounts and Commissions (3)	$0.00	$0
Proceeds to Company	$0.01	$2,500,000

(1) We are offering shares on a continuous basis. See “Distribution – Continuous Offering”.

(2) This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3) We are offering these securities without an underwriter.

Our Board of Directors used its business judgment in setting a value of $0.01 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

No sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is October 30, 2023.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “Rodedawg Intl.”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Rodedawg International Industries, Inc.

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PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ’should,’ ‘can have,’ ‘likely’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management's Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The speculative nature of the business we intend to develop;

•	Our reliance on suppliers and customers;

•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

The Company, sometimes referred to herein as “we,” “us,” “our,” and the “Company” and/or “Rodedawg Intl.” was incorporated on May 5, 2004, under the laws of the State of Nevada. The Company was authorized to issue 200,000,000 shares of Common Stock with a par value of $.001 per share. Previously, Rodedawg International Industries, Inc., formerly known as China Global Distribution Corporation, formerly known as E Jet Holdings, Inc., began operations as a worldwide distribution, and holding company, specializing in financing, manufacturing, and industrial holdings, globally. On July 18, 2005, China Global Distribution Corporation changed its name to Rodedawg International Industries, Inc.

On November 18, 2020, in the District Court of Clark County, Nevada, Case No. A-20-822403-P, Custodianship of Rodedawg International Industries, Inc., was granted to International Ventures Society, LLC, controlled by Kelani Long. On November 18, 2020, Kelani Long was elected as officer and director of Rodedawg International Industries, Inc. Subsequently, on November 18, 2020, the Custodian granted to itself, 1 (one) share of preferred stock, Special 2020 Series A Preferred Shares at par value of $0.001. The Special 2020 Series A Preferred Shares has 60% voting rights over all classes of stock and is convertible into 200,000,000 shares of the Company’s common stock. On December 18, 2020, Kelani Long resigned as the officer and director of the Company. Subsequently, on December 18, 2020, Robert Munck was elected President of Rodedawg International Industries, Inc. On December 18, 2020, in a private-party transaction, International Ventures Society, LLC., (Controlled by Kelani Long) sold their 1 (one) share of Special 2020 Series A Preferred Stock to MKH Ventures, LLC, (Controlled by Samuel A. Barraza) for $40,000 cash. On March 16, 2021, a Motion to Discharge Custodianship from International Ventures Society, LLC, and Enter a Final Order was filed. On March 23, 2021, the District Court of Clark County gave the Order of Final Discharge from Custodianship from International Ventures Society, LLC. On April 26, 2021, the District Court of Clark County, Nevada gave Notice of Entry of Order of Final Discharge releasing Rodedawg International Industries, Inc., from Custodianship of International Ventures Society, LLC.

On April 13, 2020, Rodedawg International Industries, Inc. shifted its business model and operations to focus on providing consulting services to medical-use and legal recreational cannabis companies.

On August 17, 2021, the Company increased the authorized shares of common stock to 500,000,000 shares, par value $0.001.

On July 21, 2021, MKH Ventures, LLC transferred the Company’s Special 2020 Series A Convertible Preferred Stock to Critical Solutions, Inc. Robert Munck, the Company’s President is also a Vice President and Director of Critical Solutions, Inc.

On July 28, 2022, Critical Solutions, Inc. entered into a Share Purchase Agreement with the Company and Budding Horizon, LLC to sell the Company’s Special 2020 Series A Convertible Preferred Stock from Critical Solutions Inc. to Budding Horizons, LLC.

Budding Horizon, LLC (“BHL”), is the owner of all of the outstanding shares of the Company’s Special 2020 Series A Convertible Preferred Stock. Christopher Swartz, the Company’s CEO and Robert Munck control 50% of the membership interests of BHL. Special 2020 Series A Preferred shareholders have voting rights equal to sixty percent (60%) of all votes entitled to be voted at any annual or special meeting of the shareholders of the Corporation or action by written consent of shareholders. The share of Special 2020 Series A Convertible Preferred Stock is convertible to 200,000,000 shares of common stock.

Rodedawg International Industries, Inc. has commenced only limited operations, primarily focused on organizational matters in connection with this offering. We intend on generating revenues from our licensed cannabis management services.

Rodedawg International Industries, Inc. offices are located at 30 N. Gould Street, Suite N, Sheridan, WY, 82801. Our telephone number is 800-793-0355 and our email address is ir@rwgimerger.com.

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Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades in the OTCMarket Pink Open Market Sheets under the symbol RWGI.

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THE OFFERING

______

Issuer:	Rodedawg International Industries, Inc.

Securities offered:	A maximum of 250,000,000 shares of our common stock, par value $0.001 (“Common Stock”) at an offering price of $0.01 per share (the “Offered Shares”). (See “Distribution.”), for a total offering of $2,500,000.

Number of shares of Common Stock outstanding before the offering	184,273,769 issued and outstanding as of October 25, 2023

Number of shares of Common Stock to be outstanding after the offering	434,273,769, if the maximum amount of Offered Shares are sold

Price per share:	$0.01

Maximum offering amount:	250,000,000 shares at $0.01 per share, or $2,500,000 (See “Distribution.”)

Trading Market:	Our Common Stock is trading on the OTC Markets Pink Open Market Sheets division under the symbol “RWGI”.

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $2,400,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See “Risk Factors.”

Investment Analysis

There is no assurance Rodedawg International Industries, Inc. will be profitable, or that management’s opinion of the Company’s future prospects will not be outweighed in the by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

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RISK FACTORS

____________

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

The Current Coronavirus Pandemic May Adversely Affect the Global Economy and the Company’s Operations

As has been widely reported, the emergence of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (COVID-19) in China resulted in the spread to additional countries throughout the world, including the United States, leading to a global pandemic.

The COVID-19 pandemic has led to severe disruptions and volatility in the global supply chain, market and economies, and those disruptions have since intensified and will likely continue for some time.  Concern about the potential effects of COVID-19 and the effectiveness of measures being put in place by global governmental bodies at various levels as well as by private enterprises (such as workplaces, trade groups, amateur and professional sports leagues and conferences, places of worship, schools and retail establishments, among others) to contain or mitigate the spread of COVID-19 have adversely affected economic conditions and markets globally, and have led to significant, sustained and unprecedented volatility in the financial markets.  Measures implemented in the United States to limit the spread of COVID-19, such as quarantines, event cancellations and social distancing, will significantly limit economic activity.  There can be no assurance that such measures or other additional measures implemented from time to time will be successful in limiting the spread of the virus and what effect those measures will have on the economy generally or on the Company.

There can be no assurance that any measures undertaken by the federal government, or by state or local governments, will be effective to mitigate the negative near-term and potentially longer-term impact of the COVID-19 pandemic on employment, construction and the global economy more generally.

Many businesses have moved to a remote working environment, temporarily suspended operations, laid-off or furloughed a significant percentage of their workforce or shut down completely.  Other businesses have transitioned or may in the future transition all or a substantial portion of their operations to remote working environments (as a result of state or local requirements or otherwise in response to the COVID-19 pandemic). Although the Company had already implemented a remote work environment, there is no assurance that the continued remote working environment will not have a material adverse impact on the Company or its customers, which may adversely impact the Company and its operations.

The COVID-19 pandemic did not require the closure of Company operations. The Company suspended in-person client and business development meetings in late March 2020. During the timeframe in which in-person meetings were suspended, Company management reallocated resources to on-line client and business development.

Management’s outlook for the near-term business operations will mirror the overall continued reopening of business operations within the United States.

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Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. Although we maintain crisis management and disaster response plans, such events could make it difficult or impossible for us to deliver our services to our customers and could decrease demand for our services. In the spring of 2020, large segments of the U.S. and global economies were impacted by COVID-19, a significant portion of the U.S. population are subject to “stay at home” or similar requirements. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our customers and our sales cycles, impact on our customer, employee or industry events, and effect on our vendors, all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact our financial condition or results of operations is uncertain. To date, the COVID-19 outbreak, has significantly impacted global markets, U.S. employment numbers, as well as the business prospects of many small businesses (our potential clients). To the extent COVID-19 continues to wreak havoc on the markets and limits investment capital or personally impacts any of our key employees, it may have significant impact on our results and operations.

 Our business is subject to numerous risks and uncertainties, including, but are not limited to the following, as further described in detail below:

●	We are an early-stage company with a limited operating history, and we may never become profitable;
●	Absent being able to raise funds in this Offering or in any additional financing we will likely be unable to meet our operating expenses;
●	Budding Horizon, LLC (which is controlled by our CEO, Christopher Swartz and our President, Robert Munck) has voting control of the Company;
●	We have a limited operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful;
●	We depend on the continued services of our Chief Executive Officer and Director, Christopher Swartz;
●	Public health epidemics or outbreaks (such as coronavirus (COVID-19)) could adversely impact our business;
●	We operate in a highly regulated industry, and our business may be negatively impacted by our inability to comply with applicable laws and regulations as well as changes in the regulatory environment;
●	Much of our business is focused legal sales of marijuana and/or cannabis permitted under California law, however Cannabis is a Schedule 1 illegal drug under the Controlled Substances Act, 21 U.S.C. § 811 which subjects us to additional risks;
●	Our business may be negatively impacted by worsening economic conditions; and
●	Competition in our industry is intense and we may not be able to compete effectively.

Risks Related to our Company and Industry

We have a limited operating history in which to evaluate our business.

We have only recently started our new business operations and have a limited operating history. We have not yet generated any revenue and we have limited historical financial data upon which to base our projected revenue, planned operating expenses or upon which to evaluate our Company and our commercial prospects.

Based on our limited experience in developing and marketing our businesses, we may not be able to effectively:

●	attract and retain customers for our services;

●	provide appropriate levels of customer support for our services;

●	implement an effective marketing strategy to promote awareness of our services;

●	obtain necessary permits or licenses and comply with regulatory requirements applicable to our business;

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●	anticipate and adapt to changes in our market;

●	maintain and develop strategic relationships with vendors and manufacturers to acquire necessary materials for the production of our future products;

●	scale our planned cultivation and selling activities to meet potential demand at a reasonable cost;

●	avoid infringement and misappropriation of third-party intellectual property;

●	obtain any necessary licenses to third-party intellectual property on commercially reasonable terms;

●	obtain valid and enforceable patents that give us a competitive advantage;

●	protect our proprietary technology; and

●	attract, retain and motivate qualified personnel.

We cannot provide any assurances that we will generate revenues and, if we do, when and how much the initial revenue will be. If we are unable to generate revenue our business will fail.

We expect to experience losses in the future and may not become profitable.

Pursuant to our business strategy, we expect to continue to make expenditures as we focus on business development which will adversely affect operating results until revenues from our services reach a level at which these costs are supported. Our recent operations have been financed and are expected to continue to be financed primarily through debt.

Since the formation of our Company, we have not generated revenues. We may experience quarterly and annual losses and expect to do so at least through the end of the 2023 calendar year. We may never become profitable. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. We will need to generate significant revenues to achieve and maintain profitability. Our business strategy may result in increased volatility of revenues, loses and/or earnings. Our revenues and our profitability may be adversely affected by economic conditions and changes in the market for our services. Our business is also subject to general economic risks that could adversely impact the results of operations and financial condition.

We will need additional capital to fund our operations, which, if obtained, will result in substantial dilution or significant debt service obligations. Our inability to procure additional financing may have a material adverse effect on us. We may not be able to obtain additional capital on commercially reasonable terms, which could adversely affect our liquidity and financial position.

We require additional equity and/or debt financing, including funds to be raised in this Offering, in order to continue our operations. Although we believe that we will be able to raise funds in this Offering and that we have access to capital resources, there are no commitments in place for any new financing as of the date of this Offering Circular and there can be no assurance that we will be able to raise funds in this Offering, obtain funds on commercially acceptable terms, or at all. We expect to have ongoing needs for working capital in order to fund our operations and to continue to expand our operations. To that end, we will be required to raise additional funds through equity or debt financing. In order to continue operating, we may need to obtain additional financing, either through this Offering, borrowings, private offerings, public offerings, or some type of business combination, such as a merger, or buyout, and there can be no assurance that we will be successful in such pursuits. We may be unable to acquire the additional funding necessary to continue operating. There can be no assurance that we will be successful in securing additional capital. If we are unsuccessful, we may need to (a) initiate cost reductions; (b) forego business development opportunities; (c) seek extensions of time to fund liabilities, or (d) seek protection from creditors. Our inability to obtain any additional financing could have a material adverse effect upon us. We may not be able to secure any additional financing we may need on terms favorable to us, or at all. These conditions raise substantial doubt about our ability to continue as a going concern for at least one year from the date of this Offering Circular.

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In addition, if we are unable to generate adequate cash from operations, and if we are unable to find sources of funding, it may be necessary for us to sell one or more lines of business or all or a portion of our assets, enter into a business combination, or reduce or eliminate operations. These possibilities, to the extent available, may be on terms that result in significant dilution to our investors or that result in our investors losing all of their investment in our Company.

If we are able to raise additional capital, we do not know what the terms of any such capital raising would be. In addition, any future sale of our equity securities could be at prices substantially below prices at which our shares are currently valued. To the extent we require additional financing and cannot raise it, we may have to limit our then-current operations, curtail all or certain portions of our business objectives and plans or terminate our operations. We may seek to increase our cash reserves through the sale of additional equity or debt securities. The sale of convertible debt securities or additional equity securities could result in additional and potentially substantial dilution to our investors. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity. In addition, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. Any failure to raise additional funds on favorable terms could have a material adverse effect on our liquidity and financial condition.

We face risks associated with strategic acquisitions.

Our business strategy includes strategic acquisitions of businesses and assets, some of which may be material. We plan to investigate and acquire strategic businesses with the potential to be accretive to earnings, increase our market penetration and our market position or enhancement our existing service and product offerings. There can be no assurance that we will be able to identify or successfully complete transactions with suitable acquisition candidates in the future.

These acquisitions may involve a number of financial, accounting, managerial, operational, legal, compliance and other risks and challenges, including the following, any of which could adversely affect our results of operations:

●	Any acquired business could under-perform relative to our expectations and the price that we paid for it, or not perform in accordance with our anticipated timetable;

●	We may incur or assume significant debt in connection with our acquisitions;

●	Acquisitions could cause our results of operations to differ from our own or the investment community’s expectations in any given period, or over the long term; and
●	Acquisitions could create demands on our management that we may be unable to effectively address, or for which we may incur additional costs.

Additionally, if we were to undertake a substantial acquisition, the acquisition would likely need to be financed in part through additional financing from banks, through possible public offerings or private placements of debt or equity securities or through other arrangements. There can be no assurance that the necessary acquisition financing would be available to us on acceptable terms if and when required.

Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect our operating results. We may also unknowingly inherit liabilities from acquired businesses or assets that arise after the acquisition and that are not adequately covered by indemnities. Following any business acquisition, we could experience difficulty in integrating personnel, operations, financial and other systems, and in retaining key employees and customers. In addition, if an acquired business fails to meet our expectations, our operating results, business and financial position may suffer. Further, a significant portion of the purchase price of companies we acquire may be allocated to acquired goodwill and other intangible assets, which must be assessed for impairment at least annually. We may record goodwill and other intangible assets on our consolidated balance sheet in connection with our acquisitions. If we are not able to realize the value of these assets, we may be required to incur charges relating to the impairment of these assets, which could materially impact our financial condition and results of operations.

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We may have difficulties integrating acquisitions or identifying new acquisitions.

A part of our strategy is to grow through acquisitions targeting California distressed cannabis assets and licenses, properties zoned for cannabis cultivation and process, and cannabis companies operating in market sectors with national expansion possibilities. However, we may be unable to identify and consummate acquisitions or may be unable to successfully integrate and manage the assets or businesses that may acquire in the future. In addition, we may be unable to achieve a substantial portion of any anticipated cost savings from acquisitions or other anticipated benefits in the timeframe we anticipate, or at all. Moreover, any acquired assets or businesses may require a greater than anticipated amount of trade, promotional and capital spending. Acquisitions involve numerous risks, including difficulties in the assimilation of the operations, technologies, services and products of the acquired companies, personnel turnover and the diversion of management’s attention from other business concerns. Any inability by us to integrate and manage any assets or businesses that we may acquire in the future in a timely and efficient manner, any inability to achieve a substantial portion of any anticipated cost savings or other anticipated benefits from these acquisitions in the time frame we anticipate or any unanticipated required increases in trade, promotional or capital spending could adversely affect our business, consolidated financial condition, results of operations or liquidity. Moreover, future acquisitions by us could result in our incurring substantial additional indebtedness, being exposed to contingent liabilities or incurring the impairment of goodwill and other intangible assets, all of which could adversely affect our financial condition, results of operations and liquidity.

We cannot guarantee that we will succeed in achieving our goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition and operating results.

Some of business initiatives in the cannabis sector are new and are only in early stages of commercialization. As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for our Company is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. We cannot guarantee that a market for our Company will develop or that demand for the products we sell will emerge or be sustainable. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, our business, financial condition and operating results would be materially adversely affected.

We have incurred losses since our inception, have yet to achieve profitable operations and anticipate that we will continue to incur losses for the foreseeable future.

Even if we successfully implement and expand our business operations, there is no guarantee we will be able to generate a profit. Because we are a small company and have limited capital, we must limit our operations. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. As of June 30, 2023, the Company had limited business operations; it had assets totaling $5,821 and liabilities totaling $30,000. The Company does not have a history of generating revenue and had an accumulated deficit of $893,914 as of June 30, 2023. There is no assurance we will be able to derive revenues from the development of our business to successfully achieve positive cash flow or that our business will be successful. If we achieve profitability, we may be unable to sustain or increase profits on a quarterly or annual basis.

The continued outbreak of the coronavirus may have a negative effect on our ability to conduct our business and operations and may also cause an overall decline in the economy as a whole and could materially harm our Company.

If the continued outbreak of the coronavirus continues to grow, the effects of such a widespread infectious disease and epidemic may inhibit our ability to conduct our business and operations and could materially harm our Company. The coronavirus may cause us to have to reduce operations as a result of various lock-down procedures enacted by the local, state or federal government, which could restrict our ability to conduct our business operations. The coronavirus may also cause a decrease in spending in the cannabis industry, as a result of the economic turmoil resulting from the spread of the coronavirus and thereby having a negative effect on our ability to generate revenue from the sales. The continued coronavirus outbreak may also restrict our ability to raise funding when needed and may also cause an overall decline in the economy as a whole. The ultimate effects of the spread of coronavirus are difficult to assess at this time as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the spread of the coronavirus, if it continues, may cause an overall decline in the economy as a whole and also may materially harm our Company.

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Our business and financial performance may be adversely affected by downturns in the target markets that we serve or reduced demand for the types of products we sell.

Demand for the products that we may sell is often affected by general economic conditions as well as product-use trends in our target markets. These changes may result in decreased demand for the products that we sell. The occurrence of these conditions is beyond our ability to control and, when they occur, they may have a significant impact on our sales and results of operations. The inability or unwillingness of our customers to pay a premium for the products we sell due to general economic conditions or a downturn in the economy may have a significant adverse impact on our sales and results of operations.

Changes within the cannabis industry may adversely affect our financial performance.

Changes in the identity, ownership structure and strategic goals of our competitors and the emergence of new competitors in our target markets may harm our financial performance. New competitors may include foreign-based companies and commodity-based domestic entities that could enter our markets if they are unable to compete in their traditional markets.

We are subject to certain tax risks and treatments that could negatively impact our results of operations.

Section 280E of the Internal Revenue Code, as amended, prohibits businesses from deducting certain expenses associated with trafficking-controlled substances (within the meaning of Schedule I and II of the Controlled Substances Act). The IRS has invoked Section 280E in tax audits against various cannabis businesses in the U.S. that are permitted under applicable state laws. Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly, and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative and federal courts challenging these restrictions, there is no guarantee that these courts will issue an interpretation of Section 280E favorable to cannabis businesses.

The Company’s industry is highly competitive, and we have less capital and resources than many of our competitors which may give them and advantage.

We are involved in a highly competitive industry where we may compete with numerous other companies who offer alternative methods or approaches, which may have far greater resources, more experience, and personnel that may be more qualified than our personnel. Such resources may give our competitors an advantage that may make our services less desirable to consumers or obsolete. There can be no assurance that we will be able to successfully compete against these other entities.

Risks Related to Laws and Regulations Applicable to our Business

Our recent entry into the regulated market for cannabis and hemp in California, will subject the Company to federal and state regulation and enforcement of medical and recreational adult use cannabis products, thus negatively impacting our ability to generate profits. Additionally, Cannabis is a Schedule 1 illegal drug under the Controlled Substances Act, 21 U.S.C. § 811 (hereafter referred to as the “CSA”) which subjects us to additional risks.

The Company could be impacted by government regulation of the cannabis industry in which we now operate. Several state and federal regulations could impact our business operations and our ability to generate both revenues and profits.

As of the date of this Offering Circular, thirty-five (35) states and the District of Columbia currently have laws broadly legalizing cannabis in some form for either medicinal or recreational use governed by state specific laws and regulations. Although legalized in some states, cannabis and hemp containing more than 0.3 percent THC are “Schedule 1” drugs under the CSA and are illegal under federal law. Cannabis is classified as a Schedule I drug, which is viewed as having a high potential for abuse, has no currently accepted use for medical treatment in the U.S., and lacks accepted safety for use under medical supervision. Active enforcement of the current CSA regarding cannabis and hemp containing more than 0.3 percent THC may directly and adversely affect our revenues and profits. The risk of strict enforcement of the CSA in light of Congressional activity, judicial holdings, and stated federal policy remains uncertain.

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Although the possession, cultivation, and distribution of marijuana for medical and adult use is permitted in California, provided compliance with applicable state and local laws, rules, and regulations, marijuana remains illegal under federal law. We believe we operate our business in compliance with applicable California laws and regulations. Any changes in federal, state or local law enforcement regarding marijuana may affect our ability to operate our business. Strict enforcement of federal law regarding marijuana would likely result in the inability to proceed with our business plans, could expose us to potential criminal liability, and could subject our properties to civil forfeiture.

The U.S. Department of Justice (the “DOJ”) has not historically devoted resources to prosecuting individuals whose conduct is limited to possession of small amounts of marijuana for use on private property but has relied on state and local law enforcement to address marijuana activity. In the event the DOJ reverses its stated policy and begins strict enforcement of the CSA in states that have laws legalizing medical marijuana and recreational marijuana in small amounts, there may be a direct and adverse impact to our business and our revenue and profits.

On August 29, 2013, the DOJ set out its prosecutorial priorities in light of various states legalizing cannabis for medicinal and/or recreational use. The “Cole Memorandum” provided that when states have implemented strong and effective regulatory and enforcement systems to control the cultivation, distribution, sale, and possession of cannabis, conduct in compliance with those laws and regulations is less likely to threaten the federal priorities. Indeed, a robust system may affirmatively address those priorities by, for example, implementing effective measures to prevent diversion of cannabis outside of the regulated system and to other states, prohibiting access to cannabis by minors, and replacing an illicit cannabis trade that funds criminal enterprises with a tightly regulated market in which revenues are tracked and accounted for. In those circumstances, consistent with the traditional allocation of federal-state efforts in this area, the Cole Memorandum provided that enforcement of state law by state and local law enforcement and regulatory bodies should remain the primary means of addressing cannabis-related activity. If state enforcement efforts are not sufficiently robust to protect against the harms set forth above, the federal government may seek to challenge the regulatory structure itself in addition to continuing to bring individual enforcement actions, including criminal prosecutions, focused on those harms. On January 4, 2018, then Attorney General Jeff Sessions issued a memorandum for all United States Attorneys concerning cannabis enforcement under the CSA. Mr. Sessions rescinded all previous prosecutorial guidance issued by the DOJ regarding cannabis, including the August 29, 2013 “Cole Memorandum”. In rescinding the Cole Memorandum, Mr. Sessions stated that U.S. Attorneys must decide whether or not to pursue prosecution of cannabis activity based upon factors including: the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community. Mr. Sessions reiterated that the cultivation, distribution and possession of marijuana continues to be a crime under the U.S. Controlled Substances Act.

On March 23, 2018, then President Donald J. Trump signed into law a $1.3 trillion-dollar spending bill that included an amendment known as “Rohrabacher-Blumenauer,” which prohibits the DOJ from using federal funds to prevent certain states “from implementing their own State laws that authorize the use, distribution, possession or cultivation of medical cannabis.” On December 20, 2018, then President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, otherwise known as the “Farm Bill”. Prior to its passage, hemp, a member of the cannabis family, was classified as a Schedule 1 controlled substance, and was illegal under the federal CSA. With the passage of the Farm Bill, hemp cultivation is now broadly permitted. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law. Under Section 10113 of the Farm Bill, hemp cannot contain more than 0.3 percent THC. THC refers to the chemical compound found in cannabis that produces the psychoactive “high” associated with cannabis. Any cannabis plant that contains more than 0.3 percent THC would be considered non-hemp cannabis—or marijuana—under the CSA and would not be legally protected under the Farm Bill and would be treated as an illegal Schedule 1 drug. Additionally, there will be significant, shared state-federal regulatory power over hemp cultivation and production. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the United States Department of Agriculture (hereafter referred to as the “USDA”). A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally run program. This system of shared regulatory programming is similar to options states had in other policy areas such as health insurance marketplaces under Affordable Care Act, or workplace safety plans under Occupational Health and Safety Act—both of which had federally-run systems for states opting not to set up their own systems. The Farm Bill outlines actions that are considered violations of federal hemp law (including such activities as cultivating without a license or producing cannabis with more than 0.3 percent THC). The Farm Bill details possible punishments for such violations, pathways for violators to become compliant, and even which activities qualify as felonies under the law, such as repeated offenses. One of the goals of the previous 2014 Farm Bill was to generate and protect research into hemp. The 2018 Farm Bill continues this effort. Section 7605 re-extends the protections for hemp research and the conditions under which such research can and should be conducted. Further, section 7501 of the Farm Bill extends hemp research by including hemp under the Critical Agricultural Materials Act. This provision recognizes the importance, diversity, and opportunity of the plant and the products that can be derived from it, but also recognizes that there is a still a lot to learn about hemp and its products from commercial and market perspectives.

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In November 2016, California voters approved Proposition 64, which is also known as the Adult Use of Marijuana Act (the “AUMA”), in a ballot initiative. Among other things, the AUMA makes it legal for adults over the age of 21 to use marijuana and to possess up to 28.5 grams of marijuana flowers and 8 grams of marijuana concentrates. Individuals are also permitted to grow up to six marijuana plants for personal use. In addition, the AUMA establishes a licensing system for businesses to, among other things, cultivate, process, and distribute marijuana products under certain conditions. On January 1, 2018, the California Bureau of Marijuana Control enacted regulations to implement the AUMA. Despite the changes in state laws, marijuana remains illegal under federal law.

We have not yet obtained the necessary permits and licenses to expand our existing business to distribute marijuana in compliance with the laws in the State of California. The company for which we provide management services is involved in the business of cannabis delivery and is fully licensed and permitted by local and State of California entities.

We are monitoring the current administration’s, the DOJ’s and Congress’ positions on federal marijuana law and policy. The DOJ has not signaled any change in its enforcement efforts. Based on public statements and reports, we understand that certain aspects of those laws and policies are currently under review, but no official changes have been announced.

Our recent entry into the regulated market for cannabis including recreational marijuana and hemp in California, will subject the Company to state and federal regulation and enforcement of medical and recreational adult use cannabis products, thus negatively impacting our ability to generate profits. It is also possible that certain changes to existing laws or policies could have a negative effect on our business and results of operations.

Variations in state and local regulation may negatively impact our revenues and prospective profits. We are subject to various state and local regulations.

State and local laws do not always conform to the federal standard. In November 2016, California voters approved Proposition 64, also known as the Adult Use of Marijuana Act (“AUMA”), in a ballot initiative. Among other things, the AUMA makes it legal for adults over the age of 21 to use marijuana and to possess up to 28.5 grams of marijuana flowers and 8 grams of marijuana concentrates. Individuals are also permitted to grow up to six marijuana plants for personal use. In addition, the AUMA establishes a licensing system for businesses to, among other things, cultivate, process, and distribute marijuana products under certain conditions. On January 1, 2018 the California Bureau of Cannabis Control enacted regulations to implement the AUMA. If we are unable to obtain and maintain the permits and licenses required to operate our business in compliance with state and local regulations in California, we may experience negative effects on our business and results of operations.

Laws and regulations affecting the medical and adult use marijuana industry are constantly changing, which could detrimentally affect our operations and ability to generate revenues and profits.

Local, state, and federal medical and adult use marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter certain aspects of our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt certain aspects of our business plan and result in a material adverse effect on certain aspects of our planned operations. We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

We are not able to deduct some of our business expenses.

Section 280E of the Internal Revenue Code prohibits marijuana businesses from deducting their ordinary and necessary business expenses, forcing us to pay higher effective federal tax rates than similar companies in other industries. The effective tax rate on a marijuana business depends on how large its ratio of nondeductible expenses is to its total revenues. Therefore, our marijuana business may be less profitable than it could otherwise be.

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California’s Phase-In of Laboratory Testing Requirements could impact the availability of the products sold by us, which could affect our future revenues and thus our ability to report profits.

Beginning July 1, 2018, cannabis goods must meet all statutory and regulatory requirements in California. A licensee can only sell cannabis goods that have been tested by a licensed testing laboratory and have passed all statutory and regulatory testing requirements. In order to be sold, cannabis goods harvested or manufactured prior to January 1, 2018, must be tested by a licensed testing laboratory and must comply with all testing requirements in section 5715 of the Bureau of Cannabis Control (“BCC”) regulations. Cannabis goods that do not meet all statutory and regulatory requirements must be destroyed in accordance with the rules pertaining to destruction. Adherence to these regulations may affect the revenues and profits of our operations and our ability to recognize profits.

We and our customers may have difficulty accessing the service of banks, which may make it difficult for us to sell the products that we sell and services and manage our cashflows.

Since commerce in cannabis, as not strictly defined in the 2018 Farm Bill, is illegal under federal law, federally most chartered banks will not accept for deposit funds from businesses involved with cannabis. Consequently, businesses involved in the cannabis industry often have trouble finding a bank willing to accept their business. The inability to open bank accounts may make it difficult for us to operate. There does appears to be recent movement to allow state-chartered banks and credit unions to provide banking to the industry, but as of the date of this Offering Circular there are only nominal entities that have been formed that offer these services. Financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under the federal money laundering statutes, unlicensed money transmitter statute and the U.S. Bank Secrecy Act. Despite guidance from the U.S. Department of the Treasury suggesting it may be possible for financial institutions to provide services to cannabis-related businesses consistent with their obligations under the Bank Secrecy Act, banks remain hesitant to offer banking services to cannabis-related businesses. Consequently, those businesses involved in the cannabis industry continue to encounter difficulty establishing banking relationships. Our inability to maintain our current bank accounts would make it difficult for us to operate our business, increase our operating costs, and pose additional operational, logistical and security challenges and could result in our inability to implement our business plan.

We are subject to certain federal regulations relating to cash reporting.

The Bank Secrecy Act, enforced by FinCEN, requires us to report currency transactions in excess of $10,000, including identification of the customer by name and social security number, to the IRS. This regulation also requires us to report certain suspicious activity, including any transaction that exceeds $5,000 that we know, suspect or have reason to believe involves funds from illegal activity or is designed to evade federal regulations or reporting requirements and to verify sources of funds. Substantial penalties can be imposed against us if we fail to comply with this regulation. If we fail to comply with these laws and regulations, the imposition of a substantial penalty could have a material adverse effect on our business, financial condition and results of operations.

Due to our involvement in the cannabis industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability.

Insurance that is otherwise readily available, such as general liability, and directors and officer’s insurance, is more difficult for us to find, and more expensive, because we are service providers to companies in the cannabis industry. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities.

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Risks Relating to our Common Stock and Offering

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our products; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

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The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

•	our ability to integrate operations, technology, products and services;

•	our ability to execute our business plan;

•	operating results below expectations;

•	our issuance of additional securities, including debt or equity or a combination thereof;

•	announcements of technological innovations or new products by us or our competitors;

•	loss of any strategic relationship;

•	industry developments, including, without limitation, changes in competition or practices;

•	economic and other external factors;

•	period-to-period fluctuations in our financial results; and

•	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

Budding Horizon, LLC, through its ownership of the Company’s Special 2020 Series A Convertible Preferred Stock, can effectively control the Company

Budding Horizon, LLC (“BHL”), is the owner of all of the outstanding shares of the Company’s Special 2020 Series A Convertible Preferred Stock. Christopher Swartz, the Company’s CEO and Robert Munck control 50% of the membership interests of BHL. Special 2020 Series A Preferred shareholders have voting rights equal to sixty percent (60%) of all votes entitled to be voted at any annual or special meeting of the shareholders of the Corporation or action by written consent of shareholders. Thus, BHL possesses significant influence and can elect a majority of our Board of Directors and authorize or prevent proposed significant corporate transactions. BHL’s ownership and control of Special 2020 Series A Convertible Preferred Stock may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

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We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation generally limits our officers’ and directors’ personal liability to the Company and its stockholders for breach of a fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation and Bylaws, provide indemnification for our officers and directors to the fullest extent authorized by the Nevada General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company. Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the SEC that exculpation from and indemnification for liabilities arising under the Securities Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

We have established preferred stock, which our Board of Directors can designate and issue without stockholder approval.

The Company has 1 share of Preferred Stock authorized. Shares of preferred stock of the Company may be issued from time to time in one or more series, each of which shall have distinctive designation or title as shall be determined by the Board of Directors of the Company prior to the issuance of any shares thereof. The preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the Board of Directors. Because the Board of directors is able to designate the powers and preferences of the preferred stock without the vote of a majority of the Company’s stockholders, stockholders of the Company will have no control over what designations and preferences the Company’s preferred stock will have. As a result of this, the Company’s stockholders may have less control over the designations and preferences of the preferred stock and as a result the operations of the Company.

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Stockholders who hold unregistered “restricted securities” will be subject to resale restrictions pursuant to Rule 144, due to the fact that we are deemed to be a former “shell company.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. While we do not believe that we are currently a “shell company”, we were previously a “shell company” and as such are deemed to be a former “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 may not be able to be made until we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act"), and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.” Because we are deemed to be a former “shell company”, none of our non-registered “restricted securities” will be eligible to be sold pursuant to Rule 144, until at least a year after the date that our Registration Statement is filed with the Commission, any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we have complied with the requirements of Rule 144. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to obtain funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a former “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions, which could cause the value of our securities, if any, to decline in value or become worthless.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

We may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in company such as ours and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

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Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. Although the Company currently plans to file either a Form 10 or S-1 with the Commission upon the conclusion of the Regulation A offering, there can be no guarantee that the Company will be able to fulfill one of these registration statements, which could have an adverse effect on our shareholders.

Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our common stock, and securities analysts may not elect to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our common stock.

Because directors and officers currently and for the foreseeable future will continue to control Rodedawg International Industries, Inc., it is not likely that you will be able to elect directors or have any say in the policies of Rodedawg International Industries, Inc.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of Rodedawg International Industries, Inc. beneficially own a majority of our outstanding common stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

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Statements Regarding Forward-looking Statements

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This Disclosure Statement contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

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USE OF PROCEEDS

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If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $100,000) will be $2,400,000. We will use these net proceeds for the following.

If 25% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Corporate Marketing and Advertising $75,000
				Legal expenses related to business $50,000
				Payroll and Consulting Expenses $50,000
				License Acquisition $200,000
				Working capital $150,000
25.00%	$625,000.00	$100,000.00	$525,000.00

If 50% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Corporate Marketing and Advertising $150,000
				Legal expenses related to business $75,000
				Payroll and Consulting Expenses $125,000
				License Acquisition $500,000
				Working capital $300,000
50.00%	$1,250,000.00	$100,000.00	$1,150,000.00

If 75% of the Shared offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Corporate Marketing and Advertising $200,000
				Legal expenses related to business $150,000
				Payroll and Consulting Expenses $300,000
				License Acquisition $800,000
				Working capital $325,000
75.00%	$1,875,000.00	$100,000.00	$1,775,000.00

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If 100% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Corporate Marketing and Advertising $300,000
				Legal expenses related to business $200,000
				Payroll and Consulting Expenses $400,000
				License Acquisition $1,000,000
				Working capital $500,000
100.00%	$2,500,000.00	$100,000.00	$2,400,000.00

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

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DILUTION

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If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of June 30, 2023 was $0.0001 or $0.00 per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $100,000):

	If 25% of	If 50% of	If 75% of	If 100% of
	shares sold	shares sold	shares sold	shares sold
Price to the public charged for each share in this offering	$0.01	$0.01	$0.01	$0.01
Historical net tangible book value per share as of June 30, 2023 (1)	$(0.0001)	$(0.0001)	$(0.0001)	$(0.0001)
Net tangible book value per share, after this offering	$0.0020	$0.0036	$0.0047	$0.0055
Increase in net tangible book value per share attributable to new investors in this offering (2)	$0.0022	$0.0038	$0.0048	$0.0056
Dilution per share to new investors	$(0.0080)	$(0.0064)	$(0.0053)	$(0.0045)

_______________________________

(1)	Based on net tangible book value as of June 30, 2023 of $(24,179) and 184,273,769 outstanding shares of Common stock as of June 30, 2023.

(2)	After deducting estimated offering expenses of $100,000.

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DISTRIBUTION

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This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Reliance on Rule 3a4-1 under the Securities Exchange Act of 1934

Our officers are relying upon SEC Rule 3a4-1 under the Securities Exchange Act of 1934. The officers of the Company will not be deemed to be brokers solely by reason of their participation in the sale of the securities. The officers are not subject to a statutory disqualification; and they will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and are not at the time of their participation an associated person of a broker or dealer. They will perform substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities. They were not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months. They will not participate in selling an offering of securities for any issuer more than once every 12 months. They will restrict their participation to any one or more of the following activities: (a) preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser; (b) responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; Provided, however, that the content of such responses are limited to information contained in an Offering Statement filed  under the Securities Act of 1933 or other offering document; or (c) performing ministerial and clerical work involved in effecting any transaction.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The initial public offering price was determined by our Board of Directors. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Offering Circular and otherwise available;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this Offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate twelve months from the day the Offering is qualified or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”).

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Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser's revenue or net assets (as of the purchaser's most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser's annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company's satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

______

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

The Company has had no revenues from operations in each of the last two fiscal years, and in the current fiscal year.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months, based on the successful completion of the entire offering amount. The Company's will provide consulting services to the medical and legal recreational cannabis industries. However, under certain favorable market conditions, we may generate revenues from direct ownership of investments in cannabis companies.

For the initial year of operation, we intend on focusing on providing consulting services in the licensed medical-use and legal recreational cannabis industries.

The Company expects to increase the number of employees at the corporate level.

Financial Statements for the periods prior to September 30, 2021.

The expenses since inception relate to the old business and are not in any way related to the new business operations going forward. Until RWGI has positive cash flow, the expenses of the new business will be paid for using funds from the Regulation A offering.

Cost of revenue. The Company expects that the cost of revenue will consist primarily of expenses associated with the delivery and distribution of our services and products, the salaries of Company employees, marketing and sales.

Research and development. The Company will engage in substantial research and development expenses. These will consist primarily of salaries and benefits for employees who are responsible for building new products as well as improving existing products. We will expense all of our research and development costs as they are incurred.

Marketing and sales. The Company will make substantial marketing and sales expenses which will consist primarily of salaries, and benefits for our employees engaged in sales, sales support, marketing, business development, operations, and customer service functions. Our marketing and sales expenses also include marketing and promotional expenditures.

General and administrative. The majority of our general and administrative expenses will consist of salaries, benefits, and share-based compensation for certain of our executives as well as our legal, finance, human resources, corporate communications and policy employees, and other administrative employees. In addition, general and administrative expenses include professional and legal services. The Company expects to incur substantial expenses in marketing the current Offering, in closing its acquisitions, and in promoting and managing these acquisitions.

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Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we may be exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's significant estimates and assumptions include the fair value of the Company's common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company's deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

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RODEDAWG INTERNATIONAL INDUSTRIES, INC.

______

Business

______

Summary

Rodedawg International Industries, Inc., also known as RWGI, is focused on providing management consulting services to medical and recreational cannabis companies.

Corporate History

The Company, sometimes referred to herein as “we,” “us,” “our,” and the “Company” and/or “Rodedawg Intl.” was incorporated on May 5, 2004, under the laws of the State of Nevada. The Company was authorized to issue 200,000,000 shares of Common Stock with a par value of $.001 per share. Previously, Rodedawg International Industries, Inc., formerly known as China Global Distribution Corporation, formerly known as E Jet Holdings, Inc., began operations as a worldwide distribution, and holding company, specializing in financing, manufacturing, and industrial holdings, globally. On July 18, 2005, China Global Distribution Corporation changed its name to Rodedawg International Industries, Inc.

On November 18, 2020, in the District Court of Clark County, Nevada, Case No. A-20-822403-P, Custodianship of Rodedawg International Industries, Inc., was granted to International Ventures Society, LLC, controlled by Kelani Long. On November 18, 2020, Kelani Long was elected as officer and director of Rodedawg International Industries, Inc. Subsequently, on November 18, 2020, the Custodian granted to itself, 1 (one) share of preferred stock, Special 2020 Series A Preferred Shares at par value of $0.001. The Special 2020 Series A Preferred Shares has 60% voting rights over all classes of stock and is convertible into 200,000,000 shares of the Company’s common stock. On December 18, 2020, Kelani Long resigned as the officer and director of the Company. Subsequently, on December 18, 2020, Robert Munck was elected President of Rodedawg International Industries, Inc. On December 18, 2020, in a private-party transaction, International Ventures Society, LLC., (Controlled by Kelani Long) sold their 1 (one) share of Special 2020 Series A Preferred Stock to MKH Ventures, LLC, (Controlled by Samuel A. Barraza) for $40,000 cash. On March 16, 2021, a Motion to Discharge Custodianship from International Ventures Society, LLC, and Enter a Final Order was filed. On March 23, 2021, the District Court of Clark County gave the Order of Final Discharge from Custodianship from International Ventures Society, LLC. On April 26, 2021, the District Court of Clark County, Nevada gave Notice of Entry of Order of Final Discharge releasing Rodedawg International Industries, Inc., from Custodianship of International Ventures Society, LLC.

On April 13, 2020, Rodedawg International Industries, Inc. shifted its business model and operations to focus on providing consulting services to medical-use and legal recreational cannabis companies.

On August 17, 2021, the Company increased the authorized shares of common stock to 500,000,000 shares, par value $0.001.

On July 1, 2021, MKH Ventures, LLC transferred the Company’s Special 2020 Series A Convertible Preferred Stock to Critical Solutions, Inc. Robert Munck, the Company’s President is also a Vice President and Director of Critical Solutions, Inc.

On July 28, 2022, Critical Solutions, Inc. entered into a Share Purchase Agreement with the Company and Budding Horizon, LLC to sell the Company’s Special 2020 Series A Convertible Preferred Stock from Critical Solutions Inc. to Budding Horizons, LLC.

Budding Horizon, LLC (“BHL”), is the owner of all of the outstanding shares of the Company’s Special 2020 Series A Convertible Preferred Stock. Christopher Swartz, the Company’s CEO and Robert Munck control 50% of the membership interests of BHL. Special 2020 Series A Preferred shareholders have voting rights equal to sixty percent (60%) of all votes entitled to be voted at any annual or special meeting of the shareholders of the Corporation or action by written consent of shareholders. The share of Special 2020 Series A Convertible Preferred Stock is convertible to 200,000,000 shares of common stock.

Rodedawg International Industries, Inc. has commenced only limited operations, primarily focused on organizational matters in connection with this offering. We intend on generating revenues from our licensed cannabis management services.

Rodedawg International Industries, Inc. offices are located at 30 N. Gould Street, Suite N, Sheridan, WY, 82801. Our telephone number is 800-793-0355 and our email address is ir@rwgimerger.com.

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Overview

Rodedawg International Industries, Inc. (“RWGI”) acts as a holding company developing a portfolio of profitable subsidiaries operating in the legalized cannabis industry in California. We only operate in those states where cannabis is legalized and regulated under applicable state laws, and/or has been de-criminalized for medical use and/or legalized for recreational use. Currently, our subsidiary holdings are considered non-operational.

RWGI has commenced only limited operations, primarily focused on organizational matters in connection with this offering. We intend on generating revenues from our management consulting operations supporting the legalized cannabis industry.

Consulting

Rodedawg Consulting LLC (“RCL”), a wholly owned subsidiary of the Company, has been established to provide turnkey solutions, management, and consulting services to the legal and regulated marijuana industry. While not directly engaged in the sale of marijuana, RCL offers the complete spectrum of capabilities that elevate the business of cultivation from the erratically stocked, sparsely staffed and managed, independent-store model to that of an efficient and consistently managed organization.

RCL aims to oversee and manage all facets of cannabis dispensary retail operations, from property management, technology and equipment leasing to inventory control, staffing, and day-to-day operational management.

We plan to generate revenues through our consulting services to medical and recreational cannabis producers and retail operators. We will provide varying degrees of assistance to different growers and retail operators, but services will include helping producers increase the quality and efficiency of their growing process, as well as helping them effectively market and build their brands. These services are vital to ensure that all producers partnering with us maintain the consistent high quality we believe that consumers will come to expect from our clients.

The cannabis industry is dynamic and becoming more mature. As markets like California mature, RCL believes that an opportunity exists for operationally excellent companies to build scale by acquiring and operating licensed cannabis businesses. Accordingly, we are focused on (1) identifying licensed cannabis assets that our clients can acquire, (2) focusing on execution, which will allow us to continue to generate cash and meet our financial commitments, and (3) moving with an urgency that reflects our conviction and confidence in our ability to create client success.

Our mission is to provide consulting services to cannabis companies by providing consulting services and development planning to companies that we believe to be the future faces of legal cannabis. We exist to solve the biggest problems we see within the cannabis market: cannabis companies’ lack of access to capital.

We actively seek out relationships with proven cannabis companies ready to scale and then help them achieve their ambitions. Our portfolio will be made up of companies that already have proven profit models and potential for scalability. We are committed to accelerating the success of our consulting clients.

Licensed Ownership

Rodedawg Licensing LLC (“RLL”), a wholly owned subsidiary of the Company, has been established to focus on license acquisitions, partnerships, mergers, and to takeover fully licensed retail, wholesale distribution, manufacturing, cultivation operations in the legal and regulated marijuana industry to generate profitable revenue to the company.

RLL may also engage in partnerships, joint ventures, acquisitions, mergers, and takeovers (“Strategic Relationships”). Certain Strategic Relationship may result in significant changes in the corporate structure of RLL or the issuance of potentially dilutive warrants, options, or convertible notes. In addition, these Strategic Relationships may result in RLL acquiring royalties, leases, revenue sharing agreements, licenses, or minority shareholdings. Strategic Relationships may result in revenue that is taxable to the Company as income and could result in increased reserves for taxes.

Agreements

On July 28, 2022, Critical Solutions, Inc. (“CSLI”) entered into a Share Purchase Agreement with the Company and Budding Horizon, LLC (“BHL”) to sell the Special 2020 Series A Convertible Preferred Stock of RWGI from Critical Solutions Inc. to Budding Horizons, LLC. CSLI sold one shares of the Special 2020 Series A Convertible Preferred Stock of RWGI to BHL for 10% of the membership interest in BHL and ten million shares of RWGI Common Stock.

BHL is currently the owner of all of the outstanding shares of the Company’s Special 2020 Series A Convertible Preferred Stock. Christopher Swartz, the Company’s CEO and Robert Munck, the Company’s President, control 50% of the membership interests of BHL. Special 2020 Series A Preferred shareholders have voting rights equal to sixty percent (60%) of all votes entitled to be voted at any annual or special meeting of the shareholders of the Corporation or action by written consent of shareholders. The share of Special 2020 Series A Convertible Preferred Stock is convertible to 200,000,000 shares of common stock.

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Brother Buds

On March 1, 2022, the Company entered into an asset purchase agreement to acquire the assets of Brother Buds for 20,000 restricted shares of Company common stock.

ChronMaywood LLC

On April 17, 2023, the Company entered into a letter of intent with Chron Maywood LLC (“Chron”). The final agreement will allow the Company to create and distribute products for Chron. The final agreement will also allow the Company to provide consulting services to Chron.

Elixicure, Inc.

On May 9, 2023, the Company entered the global topical pain relief marketplace with the acquisition of the assets of Elixicure Inc. (“Elixicure”). The Company purchased all of the assets of Elixicure relating to the manufacturing, marketing, distribution and sale of health and wellness products of Elixicure in exchange for the Elixicure’s shareholders receiving 13,018,351 shares in RWGI with final share issuance by December 31st, 2023. As part of this transaction, the Company acquired Elixicure’s physical production equipment, research experience, finalized formulas, packaging, branding, brand awareness and established revenue producing sales channels. The acquisition includes manufacturing equipment, transportation and warehouse equipment, sales personnel and sales channels with growing revenue streams.

SCCC Group Services, Inc.

On July 25, 2023, the Company entered into a letter of intent with Randy Wyner and SCCC Group Services, Inc. agreeing to acquire a fifteen percent (15%) interest in Cannabis - Microbusiness License Cl2-0000538-LlC for $75,000.00.

On September 16, 2023, the final payment of $75,000.00 was received in exchange for thirteen percent (13%) of Cannabis - Microbusiness License Cl2-0000538-LlC.

Competition

Rodedawg Consulting LLC (“RCL”) faces, and expects to continue to face, competition from other companies providing consulting services for the medical and recreational cannabis industry, some of which may have longer operating histories, more financial resources and more experience than RCL. Increased competition by larger and well-financed competitors, and/or competitors that have longer operating histories and more consulting and marketing experience than RCL, could have a material adverse effect on the RCL’s business, financial condition and results of operations. As RCL and its subsidiaries operate in an early stage industry, RCL expects to face additional competition from new entrants. To remain competitive, RCL will require research and development, marketing, sales and other support.

Rodedawg Licensing LLC (“RLL”) expects to face additional competition from new market entrants which are not yet active in the industry. If a significant number of new licenses are granted to new market entrants in the near term, RLL may experience increased competition for market share and may experience downward price pressure on RLL’s products as new entrants increase production, which could have a material adverse effect on the RLL’s business.

In addition, if the number of users of cannabis increases, the demand for products will increase and RLL expects that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products. To remain competitive, RLL will require a continued high level of investment in its facilities, licenses, branding, products and technologies, distribution, research and development, marketing, sales and client support. RLL may not have sufficient resources to complete the construction of its facilities, obtain the licenses needed to carry out our its business plan, and develop a marketing, sales and client support program on a competitive basis, which could materially and adversely affect the business, financial condition, and results of operations of RLL.

RLL’s ability to become and remain competitive in the market will depend upon, among other things:

•	The level of competition in the cannabis industry;
•	RLL’s ability to identify, acquire and integrate strategic acquisitions and partnerships;
•	RLL’s ability to obtain new licenses as cannabis is legalized at the state level;
•	RLL’s ability to achieve brand loyalty;
•	RLL’s ability to offer new products and to extend existing brands and products into new markets;
•	RLL’s ability to remain competitive in its product pricing; and
•	RLL’s ability to leverage its vertically-integrated business model to increase profitability.

RLL does note that the barrier to entry into the cannabis industry are quite high and requires a significant amount of capital and time to obtain such licenses.

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Market Analysis -What Makes the California Market Different

The California Legal Cannabis Industry

Potential investors are strongly recommended to carefully read and review with their legal counsel and investment advisors this entire Offering Circular, and particularly the Risk Factors (including those related to the cannabis industry in general) of this Offering Circular prior to investing in the Company. There are significant risks associated with the cannabis industry in general, and with investing in the cannabis industry.

As of the date of this Offering Circular, recreational cannabis has been legalized in eleven (11) states and the District of Columbia, meaning more than 80,000,000 people constituting 24.55% of the population of the United States live in a jurisdiction where cannabis is no longer illegal under state law, with California representing 50% of this population. In addition, there are another thirty-three (33) states where medical cannabis is legal, 136,000,000 people constituting an additional 41.65% of the population live in a state where some form of cannabis use is legal under state law. Combined, 216,000,000 Americans (66.15%) now live in jurisdictions where cannabis is legal under state law in some form under state law. In February 2017, a poll found that 93% of Americans favor medical marijuana if prescribed by a doctor and 71% oppose the federal government enforcing federal laws against marijuana in states that have legalized medical or recreational marijuana use.

The legal cannabis industry is one of the fastest growing industries in the United States. A recent study noted that the cannabis industry would account for 250,000 jobs by 2020 and the total cannabis marketplace in the United States was $6.6 billion in 2016 and would grow to $24.1 billion by 2025. Other analysts predict the U.S. marketplace to be even greater by 2026, and one analyst has opined that California alone could account for $25 billion of a projected $50 billion nationwide market by 2026.

Mainstream acceptance of cannabis (hemp) in the United States is also illustrated by business transactions such as a publicly traded cannabis company announcing a partnership with drugstore chain CVS on a line of CBD products. CVS is already selling CBD products including creams, sprays, roll-ons, lotions and salves in eight states.

Federal Enforcement of Cannabis Laws

Cannabis remains illegal under federal law, and any change in the enforcement priorities of the federal government could render the Company’s current and planned future operations unprofitable or even prohibit such operations. The Company is dependent on state laws and regulations pertaining to the cannabis industry, particularly the laws of the state of California.

The United States federal government regulates drugs through the Controlled Substances Act which places controlled substances, including cannabis, on one of five schedules. Cannabis is currently classified as a Schedule I controlled substance, which is viewed as having a high potential for abuse and having no currently accepted medical use in treatment in the United States. No prescriptions may be written for Schedule I substances, and such substances are subject to production quotas imposed by the United States Drug Enforcement Administration. Because of this, doctors may not prescribe cannabis for medical use under federal law, although they can recommend its use under the First Amendment.

Currently, 35 U.S. states and the District of Columbia allow the legal use of some form of cannabis. Such state laws are in conflict with the federal Controlled Substances Act, which makes cannabis use and possession illegal at the federal level. Because cannabis is a Schedule I controlled substance, however, the development of a legal cannabis industry under the laws of these states is in conflict with the Controlled Substances Act, which makes cannabis use and possession illegal on a national level. The United States Supreme Court has confirmed that the federal government has the right to regulate and criminalize cannabis, including for medical purposes, and that federal law criminalizing the use of cannabis preempts state laws that legalize its use.

In light of such conflict between federal laws and state laws regarding cannabis, the administration under President Barack Obama had effectively stated that it was not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. For example, the Department of Justice Deputy Attorney General of the Obama administration, James M. Cole, issued a memorandum (the “Cole Memo”) to all United States Attorneys providing updated guidance to federal prosecutors concerning cannabis enforcement under the Controlled Substances Act. In addition, the Financial Crimes Enforcement Network (“FinCEN”) provided guidelines (the “FinCEN Guidelines”) on February 14, 2014, regarding how financial institutions can provide services to cannabis-related businesses consistent with their Bank Secrecy Act (“BSA”).

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On January 4, 2018, the U.S. Attorney General, Jeff Sessions under the Trump Administration, issued a written memorandum (the “Sessions Memo”) to all U.S. Attorneys stating that the Cole Memo was rescinded effectively immediately. In particular, Mr. Sessions stated that “prosecutors should follow the well-established principles that govern all federal prosecutions,” which require “federal prosecutors deciding which cases to prosecute to weigh all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community.” Mr. Sessions went on to state in the memorandum that given the Justice Department’s well-established general principles, “previous nationwide guidance specific to marijuana is unnecessary and is rescinded, effective immediately.”

On May 15, 2019, Forbes reported that the Trump Administration’s Attorney General William Barr William Barr testified during a Senate Appropriations subcommittee that he favors a more lenient, albeit federalist, approach to marijuana laws, preferring for cannabis to be legalized nationwide rather than let states continue to fly in the face of federal prohibition. Forbes also reported that during the Justice Department’s fiscal year 2020 budget request meeting, Attorney General Barr was asked to clarify the federal government’s role in enforcing drug laws in states that have legalized medical and adult use cannabis, and answered that removing the federal government from the situation and allowing the states to set their own cannabis policy would be an improvement over the present scenario, which he referred to as an intolerable conflict between federal and state laws.

On June 20, 2019, Forbes reported that the United States House of Representatives approved a measure to prevent the U.S. Department of Justice from interfering with state marijuana laws, including those allowing recreational use, cultivation and sales. The Forbes article further notes that the proposed law was attached to a large-scale appropriations bill to fund parts of the federal government for fiscal year 2020 and was approved in a floor vote of 267 to 165, a tally that is considered by legalization supporters to be an indication of how much support there is in Congress for more comprehensive and permanent changes to federal marijuana policies.8 The measure, sponsored by Reps. Earl Blumenauer (D-OR), Eleanor Holmes Norton (D-DC) and Tom McClintock (R-CA), would bar the Department of Justice from spending money to prevent states and territories from implementing their own laws that authorize the use, distribution, possession, or cultivation of marijuana. It should be noted that this measure has not been passed on by the U.S. Senate, and has not become law, but is still in the legislative process as of the date of this Offering Circular.

The United States Food & Drug Administration (“FDA”) is generally responsible for protecting the public health by ensuring the safety, efficacy, and security of (1) prescription and over the counter drugs; (2) biologics including vaccines, blood & blood products, and cellular and gene therapies; (3) foodstuffs including dietary supplements, bottled water, and baby formula; and, (4) medical devices including heart pacemakers, surgical implants, prosthetics, and dental devices.

Regarding its regulation of drugs, the FDA process requires a review that begins with the filing of an “Investigational New Drug” (“IND”) application, with follow on clinical studies and clinical trials that the FDA uses to determine whether a drug is safe and effective, and therefore subject to approval for human use by the FDA. The FDA has not approved cannabis, hemp or CBD derived from cannabis or hemp as a safe and effective drug for any indication. As of the date of this filing, we have not, and do not intend to file an IND with the FDA, concerning any of our consumer products that contain CBD derived from cannabis or hemp. Further, our consumer products containing CBD derived from cannabis or hemp are not marketed or sold using claims that their use is safe and effective treatment for any medical condition subject to the FDA’s jurisdiction.

The FDA has concluded that products containing cannabis or hemp derived CBD are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. The FDA’s position is that products containing cannabis or hemp derived CBD are Schedule 1 drugs under the Controlled Substances Act, and so are illegal. Our consumer products containing CBD derived from cannabis or hemp are not marketed or sold as dietary supplements. However, at some indeterminate future time, the FDA may choose to change its position concerning cannabis generally, and specifically products containing cannabis or hemp and CBD derived from cannabis or hemp and may choose to enact regulations that are applicable to such products. In this event, our cannabis or hemp-based products containing CBD may be subject to regulation.

he Biden Administration has changed the environment in Washington and Congress now appears to be advancing banking regulatory approvals and legal cannabis business operations acceptability. The industry is poised for legalization, regulation and growth simultaneously. As of the date of this Offering, however, the current Biden Administration Acting Attorney General, Monty Wilkinson, has not issued statements or guidance on medical cannabis since beginning service as Acting Attorney General on January 21, 2021. Enforcement of U.S. federal laws with respect to cannabis, including cannabis products, continues to remain uncertain.

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Potential federal prosecutions could involve significant restrictions being imposed upon the Company or third parties, while diverting the attention of key executives. Such proceedings could have a material adverse effect on the Company’s business, revenues, operating results and financial condition, as well as the Company’s reputation and prospects, even if such proceedings were concluded successfully in favor of the Company. Such proceedings could involve the prosecution of key executives of the Company or the seizure of corporate assets.

The Sale and Purchase of Cannabis-Related Securities

Despite the legalization of cannabis in many states, under United States federal law the Controlled Substance Act classifies cannabis as a Schedule I drug, substance or chemical, and thus makes the production, sale and use of cannabis subject to federal criminal penalties. Despite this, there is no federal law that specifically addresses the sale of cannabis-related securities. The SEC has not promulgated any rules prohibiting the sale of cannabis-related securities. In 2018, the SEC authored an “Investor Alert” that warned consumers about potential scams involving certain fraudulent cannabis-related securities. The SEC Investor Alert does not state, or even allude to, the concept that investing in or selling cannabis-related securities is illegal, but rather warned investors to investigate and do research on cannabis-related companies prior to investing.

The SEC has reviewed and has qualified to go to market at least one U.S. company whose business model included growing and selling cannabis in Nevada, thus clearing the way for that company to register its stock for trading through an S-1 filing. As of 2017, there were 225 publicly trading cannabis-related stocks in the U.S., including securities that trade on major exchanges like the New York Stock Exchange. In fact, one recent study noted that the amount of capital raised for publicly traded cannabis companies grew from approximately $58,300,000 in 2014 to approximately $942,400,000 in 2016 and that the amount of capital raised for private cannabis companies grew from approximately $82,900,000 in 2014 to approximately $280,000,000 in 2016. Barrons reported in October 2018 that cannabis stocks have a combined market capitalization of $27.4 billion, up from $9.2 billion at the start of the year. However, listings on national exchanges still rely on the rules of the exchange, such as the NYSE and NASDAQ. As of the time of this Offering’s commencement, the NYSE and NASDAQ have not listed any cannabis companies that do business in the U.S, because of the status of cannabis at the federal level.

While there does not appear to be any direct federal law that prevents the Company from seeking an exemption to registration through this Offering Circular, the Company is cognizant of the fact that the law is unsettled and may be subject to interpretation by various presidential administrations, and by various states and their attorneys general and securities regulators.

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REGULATION

The cultivation, distribution and use of cannabis is illegal under U.S. federal law. The United States federal government regulates drugs through the CSA, which places controlled substances, including cannabis, in a schedule. Cannabis is a Schedule I controlled substance under the CSA. The DOJ defines Schedule I drugs, substances or chemicals as “drugs with no currently accepted medical use and a high potential for abuse.” The FDA has not approved cannabis as a safe and effective drug for any condition. State laws that permit and regulate the production, distribution and use of cannabis for adult-use or medical purposes are in direct conflict with the CSA, which makes cannabis use and possession federally illegal. Although certain states and territories of the U.S. authorize medical or adult-use cannabis production and distribution by licensed or registered entities, under U.S. federal law, the possession, use, cultivation, and transfer of cannabis and any related drug paraphernalia is illegal and any such acts are criminal acts under federal law under any and all circumstances under the CSA.

Despite this, as of May 2021, there are a total of 37 states in the United States, plus the District of Columbia, Puerto Rico and Guam (the “Territories”), that have legalized the use of medical cannabis, and 18 states that have legalized the use of adult-use cannabis. The Company’s operations, which are in the State of California, are subject to the laws thereof and the municipalities in which it operates. Although the Company’s activities are believed to be compliant with applicable state and local law, strict compliance with state and local laws with respect to cannabis may neither absolve the Company of liability under United States federal law, nor may it provide a defense to any federal proceeding which may be brought against the Company.

Since 2014, the United States Congress has passed appropriations bills that have included amendments such as the Joyce Amendment (formerly the Rohrabacher-Blumenauer Amendment), which by its terms does not appropriate any federal funds to the United States Department of Justice for the prosecution of medical cannabis offenses of individuals who or businesses which are in compliance with state medical cannabis laws. For now, the Joyce Amendment is the only statutory restraint on enforcement of federal cannabis laws. Courts in the U.S. have construed these appropriations bills to prevent the federal government from prosecuting individuals or businesses when those individuals or businesses operate in compliance with state and local medical cannabis regulations; however, this legislation only covers medical cannabis, not adult-use cannabis, and expires concurrently with each annual budget or continuing resolution relating thereto, unless extended or renewed. See, “Risk Factors-Approach to the Enforcement of Cannabis Laws may be Subject to Change” and “The Potential Re-Classification of Cannabis in the United States Could Create Additional Regulatory Burdens on Our Operations and Negatively Affect Our Results of Operations.”

Current Regulations

The California Medicinal and Adult-Use Cannabis Regulation and Safety Act (“MAUCRSA”) establishes a comprehensive system to control and regulate the cultivation, distribution, transport, storage, manufacturing, processing, and sale of medicinal and adult-use cannabis and cannabis products and sets forth the power and duties of the state agencies responsible for controlling and regulating the commercial cannabis industry. This summary is not intended to be a recital of every applicable law and regulation. Instead, this summary of MAUCRSA focuses on operational considerations only and provides a broad overview of some, but not all, of the requirements and restrictions MAUCRSA imposes on commercial cannabis activity in California.

MAUCRSA created the Bureau of Cannabis Control (the “BCC”) to regulate and license cannabis activity for retailers, distributors, microbusinesses, testing laboratories, and temporary cannabis events. The California Department of Public Health’s Manufactured Cannabis Safety Branch (the “MCSB”) is the state licensing authority charged with licensing and regulating cannabis manufacturing in California. Lastly, CalCannabis Cultivation Licensing, a division of the California Department of Food and Agriculture (the “CDFA”), ensures public safety and environmental protection by licensing and regulating commercial cannabis cultivators. Together, the BCC, MCSB, and CDFA will hereinafter be referred to as the “Licensing Authorities.”

The BCC, CDPH, and the CDFA each have adopted final regulations that implement the mandates of MAUCRSA and outline the statewide standards and licensing requirements for commercial cannabis licensees in California. The final regulations released by the BCC (the “BCC Regulations”) apply to all types of licensees. The final regulations released by the CDPH (the “CDPH Regulations”) provide extensive requirements and regulations on operators conducting any type of commercial cannabis manufacturing. The final regulations released by the CDFA (the “CDFA Regulations) provide for a variety of restrictions and requirements for cultivators and their facilities, as well as nurseries and processors.

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Proposed Changes

California Governor Gavin Newsom has proposed to combine the current Licensing Authorities into a new state agency called the Department of Cannabis Control (DCC). The merger – which has been delayed because of the coronavirus pandemic– is intended to simplify a host of industry issues and reduce regulatory red tape for cannabis businesses. Governor Newsom’s proposal been rescheduled and is now slated to be completed by July 2021. Though the merger is pending approval from lawmakers, the move is part of Newsom’s 2021-22 budget proposal and therefore expected to receive the needed approval. Additionally, all of California’s provisional licenses were set to expire on December 31, 2021, and to the extent the Company has obtained provisional licenses it would need to replace them by then to continue its operations. See, “Risk Factors- Regulatory Approvals and Permits.”

Current Licensing Requirements

Pursuant to MAUCRSA, all commercial cannabis activity must be conducted between licensed operators unless otherwise specified in the rules or regulations. The Licensing Authorities may only issue commercial cannabis licenses to qualified applicants. An entity may be issued more than one license, but must obtain a separate license for each location where it engages in commercial cannabis activity. Each individually licensed location must be kept “separate and distinct.”

MAUCRSA authorizes the State of California to issue twelve-month (annual) licenses in the following categories:

Type 1: Cultivation; Specialty outdoor; Small.

Type 1A: Cultivation; Specialty indoor; Small.

Type 1B: Cultivation; Specialty mixed-light; Small.

Type 1C: Cultivation; Specialty cottage; Small.

Type 2: Cultivation; Outdoor; Small.

Type 2A: Cultivation; Indoor; Small.

Type 2B: Cultivation; Mixed-light; Small.

Type 3: Cultivation; Outdoor; Medium.

Type 3A: Cultivation; Indoor; Medium.

Type 3B: Cultivation; Mixed-light; Medium.

Type 4: Cultivation; Nursery.

Type 5: Cultivation; Outdoor; Large.

Type 5A: Cultivation; Indoor; Large.

Type 5B: Cultivation; Mixed-light; Large.

Type 6: Manufacturer 1.

Type 7: Manufacturer 2.

Type 8: Testing laboratory.

Type 10: Retailer.

Type 11: Distributor.

Type 12: Microbusiness.

As the state licensing process has evolved over time, the Licensing Authorities have offered two (2) state licenses options: (1) Provisional Licenses and (2) Permanent Annual Licenses. Applicants apply for an annual license by submitting an annual license application. Upon a Licensing Authority receiving a submitted annual license application, the licensing staff will evaluate the application to determine whether the applicant qualifies for an annual license or a provisional license. Provisional Licenses are valid for one year and can be renewed for one-year terms until January 1, 2022.

Each Licensing Authority has broad authority to deny an application for licensure and the ability to suspend, place on probation, revoke, discipline and/or fine operators upon commission of an act that constitutes grounds for disciplinary action while engaged in cannabis activity, after proper notice and a hearing, if the business is found to have committed any of the acts or omissions constituting grounds for disciplinary action.

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Operations and Inventory Requirements

Under MAUCRSA, every sale or transport of cannabis between operators must be recorded on an invoice or receipt, which may be maintained electronically, but must be readily accessible and not commingled. Each sales invoice must include the following information: (a) seller and purchaser’s name and address; (b) sale date; (c) invoice number; (d) kind, quantity, size, and capacity; (e) cost and discounts; (f) place of transport; and (g) other information. Additional information must be recorded when conducting medical cannabis operations, including but not limited to, medical conditions and name of the patient’s primary caregiver. Operators must maintain records for 7 years. Authorities may examine such records and inspect the operator’s licensed premises during business and reasonable hours. Further, operators must deliver records on request and refusal to allow an inspection or turn over records is a violation of MAUCRSA. The fine per violation is $30,000.

In addition, pursuant to the CDFA Regulations, every cultivator must keep and maintain cannabis activity records for 7 years, which include, without limitation, the maintenance of data or information input into the track-and-trace system, financial records, personnel records, training records, cannabis contracts, permits, licenses, and other local authorizations, security records and waste records.

In order to comply with the CDFA Regulations, with respect to all cultivation sites, cultivators are required to submit a premises diagram that shows the boundaries and dimensions of the following: (a) canopy area(s); (b) propagation area(s) which will contain only immature plants; (c) designated pesticide and other agricultural chemical storage area(s); (d) designated holding area(s) for cannabis scheduled for destruction; (e) designated processing area(s) if the cultivator will process on site; (f) designated packaging area(s), if the cultivator will package products on site; (g) designated composting area if the cultivator will compost plant waste on site; (h) designated refuse area(s); (i) designated area(s) for harvested cannabis storage; and (j) water storage location and source information. Canopy includes all designated areas that will contain mature plants at any point in time. The CDFA Regulations set forth separate requirements for Nursey and Processor licenses.

Product Safety and Quality Control

Cultivators are held to high standards of cleanliness. Cultivators must ensure pests are kept under effective control, are present only to a light degree and that only a few of the plants in any propagation or canopy area(s) on the premises show any infestation or infection, and of these, none show more than a few individuals of any insect, animal or weed pests or more than a few individual infestations of any plant disease. Cannabis plants must be kept free of: (a) pests of limited distribution, including pests of major economic importance which are widely, but not generally distributed; and (b) pests not known to be established in California.

Traceability and Inventory Tracking

Licensees must utilize the state-mandated track and trace system and comply with track and trace requirements for all commercial cannabis activity, which includes the purchase, sale, test, packaging, transfer, transport, return, destruction, or disposal, of any cannabis goods. Each operator must have a track and trace account manager responsible for properly training and authorizing certain staff. Operators must record the following: (a) packaging of cannabis goods; (b) sale of cannabis goods; (c) transportation of cannabis goods to an operator; (d) receipt of cannabis goods; (e) return of cannabis goods; (f) destruction and disposal of cannabis goods; (g) laboratory testing and results; and (h) any other activity as required by the BCC or any other licensing authority.

he track and trace program requires operators to report cannabis movement and capture, which includes, at a minimum, the: (a) receiving business; (b) date; and (c) cultivator origin. The electronic database includes, at a minimum, the: (i) quantity, weight, and variety of products shipped; (ii) estimated times of departure and arrival; (iii) quantity, weight, and variety of products received; (iv) actual time of departure/arrival; (v) product categorization; and (vi) license number and unique identifier. Moreover, manufacturers and cultivators must comply with similar stringent track and trace requirements as operators. Manufacturers must record: (a) receipt of cannabis material; (b) the transfer to or receipt of cannabis products for further manufacturing; (c) all changes in the disposition of cannabis or cannabis products; and (d) the transfer of cannabis products to a distributor. Cultivators must ensure the following: (a) maintaining an accurate and complete list of all track-and-trace system administrators and users and updating the list immediately when changes occur; (b) correcting any inaccurate data that is entered into the track-and-trace system in error within 24 hours; (c) tracking transfers of cannabis; (d) inputting license number, transaction date, quantity, weight, product category; and (e) departure and estimated time of arrival, and the unique identifier.

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If an operator, manufacturer or cultivator loses access to the track and trace system, such operator, manufacturer or cultivator must notify the BCC when their access to the system is lost, when it is restored and the cause of loss of access. Transporting or, receiving delivery of cannabis goods during loss of access is prohibited. Any commercial cannabis activity that took place while the system was down must be put into the system within 3 calendar days of the system being restored. An operator, manufacturer or cultivator cannot transport, transfer or deliver any cannabis goods until such time as access is restored and all information is recorded in the track and trace system.

Additionally, the CDFA may perform an audit of the physical inventory of any cultivator at its discretion. Variances between the physical audit and the inventory reflected in the track-and-trace system at the time of the audit, which cannot be attributed to normal moisture variations in harvested cannabis, may be subject to enforcement action.

Packaging and Labeling

Each of MAUCRSA and the CDPH Regulations imposes certain packaging and labeling restrictions. Under MAUCRSA, prior to delivery or sale at a retailer, cannabis and cannabis products must be labeled and placed in a resealable, tamper-evident, child-resistant package and include a unique identifier for the purposes of identifying and tracking such products. Packages and labels cannot be attractive to children. All cannabis and cannabis product labels and inserts must include extensive government warnings, instructions for use and various other information related to the product’s production It is unlawful to misbrand a product or to offer and receive in commerce a misbranded cannabis product. A cannabis product is misbranded if it: (a) is manufactured, packed, or held by an unlicensed operator; (b) is false or misleading; or (c) does not conform to the requirements of applicable law.

Under the CDPH Regulations, cannabis product packaging cannot resemble traditionally available food packages and packaging for edibles must be opaque. All manufactured products must be packaged before they are released to a distributor and such packaging cannot be attractive to children and must be tamper-evident, resealable if the product includes multiple servings and child-resistant. Cannabis product labels must include an ingredient list, some nutritional facts and the CDPH-issued universal symbol. The label may not refer to the product as a candy. In addition to these requirements, the statute requires that labels not be attractive to individuals under the age of 21 and include mandated warning statements and the amount of THC content. The CDFA Regulations impose similar packaging and labeling regulations for cultivators packaging and labeling cannabis and non-manufactured cannabis products.

Security

Cannabis operators are required to have a detailed security plan that prevents unauthorized access to the premises, prevents against theft or loss of cannabis and cannabis products, and have a way of securing and backing up electronic records. Additional requirements of such security plan include a video surveillance system which must meet certain specifications. Overall, the security plan must prevent unauthorized personnel from gaining access, utilize alarm systems, include investigative mechanisms for certain situations, require management supervisions for certain activities, and record back-up electronic records of all security events. Additional security requirements are imposed based on the type of commercial cannabis activity being conducted.

Enforcement and Penalties

Failure to comply with regulations may result in penalties for cannabis operators in California. Sources of enforcement authority include, but are not limited to, MAUCRSA, BCC’s Disciplinary Guidelines, The CDTFA Guide, and the CDFA Regulations. For example, under MAUCRSA, the Licensing Authorities may suspend, revoke, place on probation with terms and conditions, or otherwise discipline licenses issued by such Licensing Authority and fine an operator, after proper notice and hearing to the business, if the business is found to have committed any of the acts or omissions constituting grounds for disciplinary action.

Taxation Code (the “Cannabis Tax Law”), each county is given the direct power to tax cultivating, manufacturing, producing, processing, preparing, sorting, providing, donating, selling or distributing cannabis by any license holder. In general, the law imposes a ten percent penalty on taxpayers and feepayers for failure to timely pay the tax or fee due, or for filing a late return. In addition to these ten percent penalties, MAUCRSA imposes a penalty of at least fifty percent of the amount of taxes owed for failure to pay the cultivation tax or cannabis excise tax due. However, this may be negated if the CDTFA finds that an operator’s delay had reasonable cause, and that the operator was not neglectful in its delay.

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In addition to the penalties discussed in MAUCRSA, the BCC has adopted uniform disciplinary guidelines in order to promote consistency in disciplinary orders for similar offenses on a statewide basis, which only apply to formal administrative disciplinary processes. Further, the CDFA has established fines and penalties for violations committed by licensed cultivators, and the administrative penalty for any such violation varies.

Seasonality

We do not expect any seasonality in our business.

Litigation

The Company has no current, pending or threatened legal proceedings or administrative actions either by or against the Company issuer that could have a material effect on the issuer's business, financial condition, or operations and any current, past or pending trading suspensions

Facilities

We occupy offices at 30 N. Gould Street, Suite N, Sheridan, Wyoming 82801. We are working to secure other facilities.

Employees

As of June 30, 2022, we had two full-time and two part-time employees including officers and directors. We believe that we have been successful in attracting experienced and capable personnel. Our full-time employees have entered into an agreement with us requiring them not to compete or disclose our proprietary information. Neither employee is represented by a labor union. We believe that relations with these employees to be excellent.

Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology, databases, and our brand. Despite these reliance’s, we believe the following factors are more essential to establishing and maintaining a competitive advantage:

•	the technological skills of our service operations and research and development teams;

•	the expertise and knowledge of our service operations and research and development teams;

•	the real-time connectivity of our service offerings;

•	the continued expansion of our proprietary technology; and

•	a continued focus on the improved financial results of our clients.

We have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury caused by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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MANAGEMENT

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The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of January 25, 2021:

Name and Principal Position	Age	Term of Office	Approximate hours per week
Robert Munck, President	79	July 2023 to July 2025	15

Christopher Swartz, CEO	47	June 2022 to June 2024	50

Christopher Swartz, CEO

Mr. Swartz has had a successful career in both cannabis and real estate for the last 20 years due to his drive and determination to persevere in markets that intimidate others.  Most recently, Mr. Swartz has been a part of multiple successful licensed marijuana companies ranging from cultivation, manufacturing, distribution, brand development, and dispensary build-outs. As a seasoned cannabis and hemp businessman, Mr. Swartz brings with him relationships and existing partnerships that are acquisition targets for Rodedawg’s growth. Mr. Swartz is goal oriented in both his business and personal life.  He has helped start several successful companies (some in other industries), and along the way has raised a family with his wife and their three children. He has earned a brown belt in jiu jitsu, a sport he loves for both its physical and mental challenges, as well as completed two marathons and three triathlons, including the Ironman. Mr. Swartz is an avid surfer, having been a Huntington Beach native for most of his life, and has traveled to some of the most sought after surf spots in South America and the South Pacific.  Chris approaches cannabis development and real estate with the passion he approaches everything else, and that is what ultimately has led to his success.  During the economic crisis, Chris helped found and operate Charis Financial, a company that helped facilitate over 1,100 real estate short-sale transactions in just a few short years.  He was able to achieve this with an extensive understanding of residential real estate and its relationship to federal banking.

Robert Munck, President

Mr. Munck has national experience in the day-to-day operations of purchasing, structuring, and selling real estate and asset backed securities in various underlying conformity and quality to the investment banking and the private hedge fund community. He has proficient knowledge in the management of risk analysis, credit and underwriting, due diligence, and quality control on a departmental and on a transactional basis generating superior results, while maintaining high-targeted profit margins. Mr. Munck has over 30 years of experience in the financing, credit, and private money industries, including 7 years as a managing director of First City Bancorp. January 2007 to May 2013, 5 years as a managing director of Great Western Home Loan from December 2001 to December 2006 and 3 years as Director of Acquisitions for Amersco from January 1998 to November 2001. Mr. Munck has been responsible for developing and negotiating private banking, hedge funds, and private capital and the sale of assets to portfolio buyers. He has transacted and negotiated as much as $200 million annually. Mr. Munck’s has an extensive history of developing and negotiating with investor instruments (credit enhancement, AA, AAA) for corporate bonds, asset-backed securities, and private placements. He has transacted and negotiated over $200 million annually.

Mr. Munck currently serves as the Vice President and member of the Board of Directors of Critical Solutions, Inc. He has held these positions since January of 2021.

None of our officers or directors in the last five years has been the subject of any conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities,  commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

There are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

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EXECUTIVE COMPENSATION

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Employment Agreements

On July 1, 2023, Mr. Munck has entered into an employment agreement for a term of two years. Pursuant to his employment agreement, he has agreed to devote a substantial portion of his business and professional time and efforts to our business. Mr. Munck will receive an annual base salary of $75,000.00. Mr. Munck’s salary will increase to $100,000.00 annually, if the Company raises $1,000,000.00 in capital funding. Mr. Munck is also eligible to participate in any bonus pools established by the Company.

On June 1, 2022, Mr. Swartz has entered into an employment agreement for a term of two years. Pursuant to his employment agreement, he has agreed to devote a substantial portion of his business and professional time and efforts to our business. Mr. Swartz will receive an annual base salary of $75,000.00. Mr. Swartz’s salary will increase to $100,000.00 annually, if the Company raises $1,000,000.00 in capital funding. Mr. Swartz is also eligible to participate in any bonus pools established by the Company.

The employment agreements provide that each employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. Each employee may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

The following table represents information regarding the total compensation our officers and directors of the Company for the period ended September 30, 2023:

Name and Principal Position	Cash Compensation	Annual Bonus Available	Other Compensation	Total Compensation

Robert Munck, President and Director	$0.00			$0.00
Christopher Swartz, CEO and Director	$0.00			$0.00
Total	$0.00			$0.00

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

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During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $10,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Disclosure of Conflicts of Interest

Budding Horizon, LLC (“BHL”), is the owner of all of the outstanding shares of the Company’s Special 2020 Series A Convertible Preferred Stock. Christopher Swartz, the Company’s CEO and Robert Munck, the Company’s President, control 50% of the membership interests of BHL. Special 2020 Series A Preferred shareholders have voting rights equal to sixty percent (60%) of all votes entitled to be voted at any annual or special meeting of the shareholders of the Corporation or action by written consent of shareholders. Thus, BHL possesses significant influence and can elect a majority of our Board of Directors and authorize or prevent proposed significant corporate transactions. BHL’s ownership and control of Special 2020 Series A Convertible Preferred Stock may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

Employment Agreements

Our officers and directors have entered into employment agreements with the Company for a term of two years. Pursuant to these employment agreements, they have agreed to devote a substantial portion of their business and professional time and efforts to our business. The employment agreements provide that each employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. The employee may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

The employment agreements also contain covenants (a) restricting the executive from engaging in any activities competitive with our business during the terms of such employment agreements, and (b) prohibiting the executive from disclosure of confidential information regarding the Company at any time.

The Company's directors are elected by shareholders at each annual meeting or, in the event of a vacancy, appointed by the Board of Directors then in office to serve until the next annual meeting or until their successors are duly elected and qualified. The Company's executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors.

Legal/Disciplinary History

None of Rodedawg International Industries, Inc.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

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None of Rodedawg International Industries, Inc.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of Rodedawg International Industries, Inc.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of Rodedawg International Industries, Inc.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Board Composition

Our board of directors currently consists of two members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

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PRINCIPAL STOCKHOLDERS

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The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of June 30, 2023 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 184,273,769 shares of common stock deemed to be outstanding as of June 30, 2023.

Name and Address	2020 Special Series A Preferred Stock	Common Stock	Percentage of Common Stock Outstanding on June 30, 2023 (1)	Percentage of Common Stock Outstanding Assuming All Shares Offered are Sold (2)
Budding Horizon, LLC 30 N. Gould Street, Suite N, Sheridan, Wyoming 82801	1	0	0	0
Christopher Swartz (3) 30 N. Gould Street, Suite N, Sheridan, Wyoming 82801	0	0	0	0
Robert E. Munck (3) 30 N. Gould Street, Suite N, Sheridan, Wyoming 82801	0	0	0	0
International Investment Corporation, S.A. Aldea SOS 1C al Sur 20 VRS Abajo Managua, Nicaragua	0	37,000,000	20.1	11.1
Luis Pallias 249 W. Jackson Street, Ste 455 Hayward, CA 94544		103,688,463	56.2	31.0
Total	1	140,688,463	76.3	42.1

(1) Based on a total of 184,273,769 shares of Common Stock outstanding as of June 30, 2023.

(2) Assumes all shares offered are sold.

(3) Robert Munck and Christopher Swartz own 50% of the membership interests of Budding Horizon, LLC. Budding Horizon, LLC owns the Special 2020 Series A Preferred Stock of the Company. The Special 2020 Series A Preferred shareholders have voting rights equal to sixty percent (60%) of all votes entitled to be voted at any annual or special meeting of the shareholders of the Corporation or action by written consent of shareholders. Each share of Series A Preferred Stock is convertible into two hundred million (200,000,000) shares of the common stock of the Company.

Capitalization

Class of Stock	Par Value	Authorized	Outstanding as of June 30, 2023
2020 Special Preferred Stock, Series A	0.001	1	1
Common Stock	0.001	500,000,000	184,273,769

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DESCRIPTION OF SECURITIES

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The Common Stock

We are authorized to issue 500,000,000 shares of Common Stock, $0.001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and any amounts payable to senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering and conversion of any Preferred Stock, are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so, and in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

The Company has never paid any dividends to shareholders of our Common Stock. The declaration in the future of any cash or stock dividends will depend upon our capital requirements and financial position, general economic conditions, and other pertinent factors. We presently intend not to pay any cash or stock dividends in the foreseeable future. Management intends to reinvest earnings, if any, in the development and expansion of our business. No dividend may be paid on the Common Stock until all Preferred Stock dividends are paid in full.

Preferred Stock

We are authorized by our Articles of Incorporation to issue a maximum of 1 share of Preferred Stock. This Preferred Stock may be in one or more series and containing such rights, privileges and limitations, including voting rights, conversion privileges and/or redemption rights, as may, from time to time, be determined by our Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings or such other matters as the Board of Directors deems to be appropriate. In the event that any such shares of Preferred Stock shall be issued, a Certificate of Designation, setting forth the series of such Preferred Stock and the relative rights, privileges and limitations with respect thereto, shall be filed. The effect of such Preferred Stock is that our Board of Directors alone, within the bounds and subject to the federal securities laws and Nevada Law, may be able to authorize the issuance of Preferred Stock which could have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and might adversely affect the voting and other rights of holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights also may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

The Company has no current plans to issue additional shares of any class of preferred stock other than those currently outstanding.

PREFERRED STOCK

The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, provided, however, that the rights and preferences of the various series may vary only with respect to:

(a) the rate of dividend;

(b) whether the shares may be called and, if so, the call price and the terms and conditions of call;

(c) the amount payable upon the shares in the event of voluntary and involuntary liquidation;

(d) sinking fund provisions, if any for the call or redemption of the shares;

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(e) the terms and conditions, if any, on which the shares may be converted;

(f) voting rights; and

(g) whether the shares will be cumulative, noncumulative or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

The Board of Directors shall exercise the foregoing authority by adopting a resolution setting forth the designation of each series and the number of shares therein, and fixing and determining the relative rights and preferences thereof. The Board of Directors may make any change in the designations, terms, limitations or relative rights or preferences of any series in the same manner, so long as no shares of such series are outstanding at such time.

Within the limits and restrictions, if any, stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of such series. In case the number of shares of any series shall be so decreased, the share constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Existing Preferred Stock

Designations, Preferences, Rights And Limitations

Of Special 2020 Series A Preferred Stock

Designation and Number of Shares. 1 share of Special 2020 Series A Preferred Stock have been authorized with a $0.001 par value per share (the “Series A Preferred Stock” or “Series A Preferred Shares “). There is one share of Series A Preferred Stock Outstanding.

Voting. Except as otherwise required by law, the Corporation’s Articles of Incorporation or Nevada statutes, the outstanding shares of Series A Preferred Stock shall vote together with the shares of Common Stock and other voting securities of the Corporation as a single class and, regardless of the number of shares of Series A Preferred Stock outstanding and as long as at least one of such shares of Series A Preferred Stock is outstanding, shall represent sixty percent (60%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders. Each outstanding share of the Series A Preferred Stock shall represent its proportionate share of the 60% which is allocated to the outstanding shares of Series A Preferred Stock.

So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not (i) alter or change any of the powers, preferences, privileges or rights of the Series A Preferred Stock, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a class, as to changes affecting the Series A Preferred Stock.

Dividends. The holders of Series A Preferred Stock shall not be entitled to receive dividends and shall not participate in any proceeds available to the Corporation’s shareholders upon liquidation, dissolution or winding up of the Corporation.

Restriction on Changes. The Corporation shall not: (a) alter or change the rights, preferences or privileges of the Series A Preferred Stock; or (b) by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any other items to be observed or performed by the Corporation hereunder. The Corporation shall, in good faith, undertake all actions to protect the holders of the Series A Preferred rights against impairment.

Conversion Rights. Each share of Series A Preferred Stock shall be convertible into two hundred million (200,000,000) shares of Common Stock of the Company at the option of the holder. Conversion is a right and is not required.

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DIVIDEND POLICY

______

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

______

Current Offering

Rodedawg International Industries, Inc. (“Rodedawg International Industries, Inc.,” “We,” or the “Company”) is offering up to $2,500,000 total of Securities, consisting of Common Stock, $0.001 par value (the “Common Stock” or collectively the “Securities”).

The Common Stock

We are authorized to issue 500,000,000 shares of Common Stock, $0.001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so. In that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Transfer Agent

Our transfer agent is Securities Transfer Corporation, 2901 N Dallas Pkwy Suite 380, Plano, Texas 75093 Phone: (469)-633-0101. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

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SHARES ELIGIBLE FOR FUTURE SALE

_____

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or

•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

_____

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Donnell E. Suares, Esq. of Brooklyn, N.Y.

EXPERTS

______

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

WHERE YOU CAN FIND MORE INFORMATION

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We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

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PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description

2.1**	Articles of Incorporation, May 3, 2004
2.2 **	Articles of Merger, dated June 30, 2004
2.3 **	Certificate of Amendment dated June 30, 2004
2.4**	Certificate of Designation of Special 2020 Series A Preferred Stock, dated November 18, 2020
2.5**	Restated By-Laws
3.1**	Specimen Stock Certificate
4.1*	Subscription Agreement
6.1**	Employment Agreement of Christopher Swartz, dated July 28, 2022
6.2 * 6.3**	Employment Agreement of Robert Munck, dated July 1, 2023 Share Purchase Agreement, dated July 28, 2022
6.4*	Share Purchase Agreement, dated March 1, 2022, by and among Robert Sanchez and Rodedawg International Industries, Inc.
6.5*	Share Purchase Agreement, dated May 9, 2023, by and among Rodedawg International Industries, Inc. and Elixicure, Inc.
11.1*	Consent of Donnell Suares (included in Exhibit 12.1)
12.1*	Opinion of Donnell Suares
99.1*	Letter of Intent - Rodedawg Intl. Ind., Inc. and Chron Maywood LLC
99.2*	Letter of Intent - Rodedawg Intl. Ind., Inc. and Randy Wyner and SCCC Group Services, Inc.

________________

* Filed Herewith

** Previously Filed

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sheridan, State of Wyoming, on October 30, 2023.

(Exact name of issuer as specified in its charter): Rodedawg International Industries, Inc.

By (Signature and Title):	/s/ Christopher Swartz
Christopher Swartz Chief Executive Officer (Principal Executive Officer) and Director

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature):	/s/ Christopher Swartz
Christopher Swartz
(Title):	Chief Executive Officer and Director

(Date):	October 30, 2023

SIGNATURES OF DIRECTORS:

/s/ Robert Munck	October 30, 2023
Robert Munck	Date

/s/ Christopher Swartz	October 30, 2023
Christopher Swartz	Date

48

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

F-1

RODEDAWG INTERNATIONAL INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

UNAUDITED

	June 30, 2023	September 30, 2022

ASSETS
Current assets
Cash	$61	$1,342
Prepaid expenses	5,760	–
Total Assets	$5,821	$1,342

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$30,000	$30,000
Total Liabilities	30,000	30,000

Commitments and Contingencies (Note 3)

Stockholders' Equity
Preferred stock, $0.001 par value, 100 shares authorized; 1 shares issued and outstanding	–	–
Common stock, $0.001 par value, 500,000,000 shares authorized; 184,273,769 and 181,273,769 shares issued and outstanding as of June 30, 2023 and September 30, 2022, respectively	184,274	181,274
Common stock to be issued	1,083	1,083
Additional paid-in capital	185,728	113,728
Accumulated other comprehensive income (loss)	498,650	498,650
Accumulated deficit	(893,914)	(823,393)
Total Stockholders' Equity	(24,179)	(28,658)

Total Liabilities and Stockholders' Equity	$5,821	$1,342

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-2

RODEDAWG INTERNATIONAL INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022

Revenue	$–	$–	$–	$–

Cost of Revenue	–	–	–	–

Gross Profit	–	–	–	–

Operating expenses
General and administrative	7,314	–	53,996	–
Professional fees	4,300	–	16,525	–
Total operating expenses	11,614	–	70,521	–

Net loss	$(11,614)	$–	$(70,521)	$–

Loss per Share - Basic and Diluted	$(0.00)	$0.00	$(0.00)	$0.00

Weighted Average Shares Outstanding - Basic and Diluted	184,273,769	181,153,769	183,391,416	181,153,769

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-3

RODEDAWG INTERNATIONAL INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

For the Three and Nine Months Ended June 30, 2023

UNAUDITED

	Preferred Stock		Common Stock		Common Stock to be Issued		Additional Paid-in	Other Comprehensive	Accumulated	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Income	Deficit	(Deficit)
Balance - September 30, 2022	1	$–	181,273,769	$181,274	1,083,334	$1,083	$113,728	$498,650	$(823,393)	$(28,658)

Sale of common stock	–	–	2,000,000	2,000	–	–	48,000	–	–	50,000

Net loss	–	–	–	–	–	–	–	–	(33,912)	(33,912)

Balance - December 31, 2022	1	–	183,273,769	183,274	1,083,334	1,083	161,728	498,650	(857,305)	(12,570)

Sale of common stock	–	–	1,000,000	1,000	–	–	24,000	–	–	25,000

Net loss	–	–	–	–	–	–	–	–	(24,995)	(24,995)

Balance - March 31, 2023	1	–	184,273,769	184,274	1,083,334	1,083	185,728	498,650	(882,300)	(12,565)

Net loss	–	–	–	–	–	–	–	–	(11,614)	(11,614)

Balance - June 30, 2023	1	$–	184,273,769	$184,274	1,083,334	$1,083	$185,728	$498,650	$(893,914)	$(24,179)

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-4

RODEDAWG INTERNATIONAL INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

For the Three and Nine Months Ended June 30, 2022

UNAUDITED

	Preferred Stock		Common Stock		Common Stock to be Issued		Additional Paid-in	Other Comprehensive	Accumulated	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Income	Deficit	(Deficit)
Balance - September 30, 2021	1	$–	181,153,769	$181,154	–	$–	$81,771	$498,650	$(759,613)	$1,962

Net loss	–	–	–	–	–	–	–	–	–	–

Balance - December 31, 2021	1	–	181,153,769	181,154	–	–	81,771	498,650	(759,613)	1,962

Net loss	–	–	–	–	–	–	–	–	–	–

Balance - March 31, 2022	1	–	181,153,769	181,154	–	–	81,771	498,650	(759,613)	1,962

Net loss	–	–	–	–	–	–	–	–	–	–

Balance - June 30, 2022	1	$–	181,153,769	$181,154	–	$–	$81,771	$498,650	$(759,613)	$1,962

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-5

RODEDAWG INTERNATIONAL INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the nine months ended
	June 30, 2023	June 30, 2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(70,521)	$–
Adjustment to reconcile net loss to net cash used in operating activities:
Common stock issued for services	–	–
Changes in Operating Assets and Liabilities:
(Increase) Decrease in prepaid expenses	(5,760)
Net Cash from Operating Activities	(76,281)	–

CASH FLOWS FROM INVESTING ACTIVITIES	–	–

CASH FLOWS FROM FINANCING ACTIVITIES
Cash proceeds from sale of common stock	75,000	–
Net Cash from Financing Activities	75,000	–

Net (Decrease) Increase in Cash	(1,281)	–

Cash - Beginning of the Period	1,342	–

Cash - End of the Period	$61	$–

Supplemental Disclosures of Cash Flows
Cash paid for Interest	$–	$–
Cash paid for income taxes	$–	$–

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-6

RODEDAWG INTERNATIONAL INDUSTRIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED JUNE 30, 2023

(UNAUDITED)

NOTE 1 - NATURE OF BUSINESS

ORGANIZATION

On November 18, 2020, in the District Court of Clark County, Nevada, Case No. A-20-822403-P, Custodianship of Rodedawg International Industries, Inc., was granted to International Ventures Society, LLC., controlled by Kelani Long. On November 18th, 2020, Kelani Long was elected as officer and director of Rodedawg International Industries, Inc. Subsequently, on November 18th, 2020, the Custodian granted to itself, 1 (one) share of preferred stock, Special 2020 Series A Preferred Shares at par value of $0.001. The Special 2020 Series A Preferred Shares has 60% voting rights over all classes of stock and is convertible into 200,000,000 shares of the Company’s common stock.

On December 18, 2020, Kelani Long resigned as the officer and director of the Company. Subsequently, on December 18, 2020, Robert Munck was elected President of Rodedawg International Industries, Inc.

On December 18, 2020, in a private-party transaction, International Ventures Society, LLC., (Controlled by Kelani Long) sold their 1 (one) share of Special 2020 Series A Preferred Stock to MKH Ventures, LLC., (Controlled by Samuel A. Barraza) for $40,000 cash VIA wire transfer. On March 16th, 2021, a Motion to Discharge Custodianship from International Ventures Society, LLC and Enter a Final Order was filed. On March 23, 2021, the District Court of Clark County gave the Order of Final Discharge from Custodianship from International Ventures Society, LLC.

On April 26, 2021, the District Court of Clark County, Nevada gave Notice of Entry of Order of Final Discharge releasing Rodedawg International Industries, Inc., from Custodianship of International Ventures Society, LLC.

On July 1, 2021, as a part of the consolidation of assets of MKH Ventures, LLC, the Special 2020 Series A Preferred share was transferred to Critical Solutions, Inc., a Delaware Corporation.

On August 17, 2021 the Company increased its authorized share of common stock to 500,000,000 at $0.001 par value, from 200,000,000 shares of common stock at $0.001.

On July 28, 2022, in a private party transaction, Critical Solutions, Inc. (Controlled by Samuel Barraza) sold 1 (one) share of Special 2020 Series A Preferred Stock to Budding Horizon, LLC (Controlled by David Lemme and Robert Munck for ten percent (10%) of Membership Units of Budding Horizon, LLC. to Critical Solutions, Inc. (CSLI) and Critical Solutions, Inc (CSLI) will retain (10) million shares of Rodedawg International Industries, Inc. (RWGI) Common Shares.

Previously, Rodedawg International Industries, Inc., formerly known as China Global Distribution Corporation, formerly known as E Jet Holdings, Inc., began operations as a worldwide distribution, and holding company, specializing in financing, manufacturing, and industrial holdings, globally. On July 18th, 2005, China Global Distribution Corporation changed its name to Rodedawg International Industries, Inc, and began focusing its efforts to worldwide distribution of recreational, amphibious and off-road vehicles.

BASIS OF PRESENTATION

The Company has not earned any revenues from limited principal operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Financial Accounting Standards Board Statement No. 7 (“SFAS 7”). Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

F-7

NOTE 1 - NATURE OF BUSINESS (continued)

BASIS OF ACCOUNTING

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. All intercompany transactions have been eliminated.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

GOING CONCERN

The Company's consolidated financial statements are prepared using the GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. At June 30, 2023 and September 30, 2022, the Company had $61 and $1,342 in cash and $24,179 and $28,658 in negative working capital at June 30, 2023 and September 30, 2022, respectively. For the nine months ended June 30, 2023 and 2022, the Company had a net loss of $70,521 and $0, respectively. Continued losses may adversely affect the liquidity of the Company in the future.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of three months or less.

FINANCIAL INSTRUMENTS

The FASB issued ASC 820-10, Fair Value Measurements and Disclosures, for financial assets and liabilities.  ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

-	Level 1: Quoted prices in active markets for identical assets or liabilities
-	Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.
-	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

F-8

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

CONCENTRATIONS AND CREDIT RISKS

The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of its cash, sales and accounts receivable.

Cash - The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

INCOME TAXES

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Deferred tax assets or liabilities were offset by a 100% valuation allowance, therefore there has been no recognized benefit as of the years ended September 30, 2022, and 2021, respectively. Further it is unlikely with the change of control that the Company will have the ability to realize any future tax benefits that may exist.

COMMITMENTS AND CONTINGENCIES

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

EARNINGS PER SHARE

Net income (loss) per share is calculated in accordance with ASC 260, Earnings Per Share. The weighted-average number of common shares outstanding during each period is used to compute basic earnings or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding on June 30, 2023 and September 30, 2022, respectively. Due to net operating loss, there is no presentation of dilutive earnings per share, as it would be anti-dilutive.

RECENT ACCOUNTING PRONOUNCEMENTS

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

On August 2017, the FASB issued ASU No. 2017-12, Derivatives and Hedging (Topic 815), which changes both the designation and measurement guidance for qualifying hedging relationships and the presentation of hedge results, to better align an entity’s risk management activities and financial reporting for hedging relationships. The amendments expand and refine hedge accounting for both nonfinancial and financial risk components and align the recognition and presentation of the effects of the hedging instrument and the hedged item in the financial statements. FASB ASU No. 2017-12 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, with early adoption permitted. We are still evaluating the impact that this guidance will have on our financial position or results of operations, and we have not yet determined whether we will early adopt FASB ASU No. 2017-12.

F-9

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

RECENT ACCOUNTING PRONOUNCEMENTS (continued)

On March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”) but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. All the guidance will be effective for the Company in the fiscal year beginning January 1, 2018. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

On February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes new accounting and disclosure requirements for leases. FASB ASU No. 2016-02 requires lessees to classify most leases as either finance or operating leases and to initially recognize a lease liability and right-of-use asset. Entities may elect to account for certain short-term leases (with a term of 12 months or less) using a method like the current operating lease model. The statements of operations will include, for finance leases, separate recognition of interest on the lease liability and amortization of the right-of-use asset and for operating leases, a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a straight-line basis. While we are in the early stages of our implementation process for FASB ASU No. 2016-02, and have not yet determined its impact on our financial position or results of operations, these leases would potentially be required to be presented on the balance sheet in accordance with the requirements of FASB ASU No. 2016-02. FASB ASU No. 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, with early adoption permitted. FASB ASU No. 2016-02 must be applied using a modified retrospective approach, which requires recognition and measurement of leases at the beginning of the earliest period presented, with certain practical expedients available.

On July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation, rather than the lower of cost or market in the previous guidance. This amendment applies to inventory that is measured using first-in, first-out (FIFO). This amendment is effective for public entities for fiscal years beginning after December 15, 2016, including interim periods within those years. A reporting entity should apply the amendments prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

On May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. In July 2015, the FASB deferred the effective date of the standard by an additional year; however, it provided companies the option to adopt one year earlier, commensurate with the original effective date. Accordingly, the standard will be effective for the Company in the fiscal year beginning January 1, 2018, with an option to adopt the standard for the fiscal year beginning January 1, 2017. The Company is currently evaluating this standard and has not yet selected a transition method or the effective date on which it plans to adopt the standard, nor has it determined the effect of the standard on its financial statements and related disclosures.

NOTE 3 - COMMITMENTS AND CONTINGENCIES

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

F-10

NOTE 4 - EQUITY

During the nine months ended June 30, 2023, the Company sold 3,000,000 shares of common stock for aggregate proceeds of $75,000.

During the year ended September 30, 2022, the Company issued 120,000 shares of common stock for services, valued at $8,160.

During the year ended September 30, 2022, the Company sold 2,000,000 shares of common stock for aggregate proceeds of $25,000.

During the year ended September 30, 2022, the Company received $2,500 as contributed capital.

NOTE 5 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of filing the consolidated financial statements with OTC Markets, the date the consolidated financial statements were available to be issued. Management is not aware of any significant events that occurred after the balance sheet date that would have a material effect on the consolidated financial statements thereby requiring adjustment or disclosure, other than those noted below:

F-11

RODEDAWG INTERNATIONAL INDUSTRIES, INC. CONSOLIDATED BALANCE SHEETS

UNAUDITED

	September 30, 2022	September 30, 2021

ASSETS
Current Assets
Cash	$1,343	$–
Total Current Assets	1,343	–

Total Assets	$1,343	$–

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$41,174	$11,174
Total Current Liabilities	41,174	11,174

Total Liabilities	41,174	11,174

Commitments and Contingencies (Note 3)
Stockholders' Equity
Preferred stock, $0.001 par value, 100 shares authorized; 1 shares issued and outstanding	–	–
Common stock, $0.001 par value, 500,000,000 shares authorized; 181,273,769 and 181,153,769 shares issued and outstanding as of September 30, 2022 and 2021, respectively	181,274	181,154
Common stock to be issued	2,000	–
Additional paid-in capital	72,811	39,271
Accumulated other comprehensive income (loss)	498,650	498,650
Accumulated deficit	(794,566)	(730,249)
Total Stockholders' Equity	(39,831)	(11,174)

Total Liabilities and Stockholders' Equity	$1,343	$–

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-12

RODEDAWG INTERNATIONAL INDUSTRIES, INC. CONSOLIDATED STATEMENTS OF OPERATIONS UNAUDITED

	For the Years Ended
	September 30,	September 30,
	2022	2021

Revenue	$–	$–

Cost of Revenue	–	–

Gross Profit	–	–

Operating Expenses
General and administrative	33,988	–
Professional fees	22,169	11,174
Research and development	8,160	–
Total Operating Expenses	64,317	11,174

Net Loss	$(64,317)	$(11,174)

Loss per Share - Basic and Diluted	$(0.00)	$(0.00)

Weighted Average Shares Outstanding - Basic and Diluted	181,221,351	181,153,769

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-13

RODEDAWG INTERNATIONAL INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

For the Years Ended September 30, 2022 and 2021

UNAUDITED

					Common Stock		Additional	Other Compre-		Total Stockholders'
	Preferred Stock		Common Stock		to be Issued		Paid In	hensive	Accumulated	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Income	Deficit	(Deficit)
Balances - October 1, 2020	–	$–	181,153,769	$181,154	–	$–	$39,271	$498,650	$(719,075)	$–

Net loss	–	–	–	–	–	–	–	–	(11,174)	(11,174)

Balance - September 30, 2021	–	$–	181,153,769	$181,154	–	$–	$39,271	$498,650	$(730,249)	$(11,174)

Common stock issued for services	–	–	120,000	120	–	–	8,040	–	–	8,160

Sale of common stock	–	–	–	–	2,000,000	2,000	23,000	–	–	25,000

Contributed capital	–	–	–	–	–	–	2,500	–	–	2,500

Net loss	–	–	–	–	–	–	–	–	(64,317)	(64,317)

Balances - September 30, 2022	–	$–	181,273,769	$181,274	2,000,000	$2,000	$67,039	$498,650	$(794,566)	$(39,831)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-14

RODEDAWG INTERNATIONAL INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Years Ended
	September 30,	September 30,
	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(64,317)	$(11,174)
Adjustment to reconcile net loss to net cash used in operating activities:
Common stock issued for services	8,160	–
Changes in Operating Assets and Liabilities:
Increase (Decrease) in accounts payable	30,000	11,174
Net Cash Used in Operating Activities	(26,157)	–

CASH FLOWS FROM FINANCING ACTIVITIES
Cash proceeds from sale of common stock	25,000	–
Contributed capital	2,500	–
Net Cash Provided By Financing Activities	27,500	–

Net (Decrease) Increase in Cash	1,343	–

Cash - Beginning of the Period	–	–

Cash - End of the Period	$1,343	$–

Supplemental Disclosures of Cash Flows
Cash paid for Interest	$–	$–
Cash paid for income taxes	$–	$–

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-15

RODEDAWG INTERNATIONAL INDUSTRIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED SEPTEMBER 30, 2022 AND 2021

(UNAUDITED)

NOTE 1 - NATURE OF BUSINESS

ORGANIZATION

On November 18th, 2020, in the District Court of Clark County, Nevada, Case No. A-20-822403-P, Custodianship of Rodedawg International Industries, Inc., was granted to International Ventures Society, LLC., controlled by Kelani Long. On November 18th, 2020, Kelani Long was elected as officer and director of Rodedawg International Industries, Inc. Subsequently, on November 18th, 2020, the Custodian granted to itself, 1 (one) share of preferred stock, Special 2020 Series A Preferred Shares at par value of $0.001. The Special 2020 Series A Preferred Shares has 60% voting rights over all classes of stock and is convertible into 200,000,000 shares of the Company’s common stock.

On December 18th, 2020, Kelani Long resigned as the officer and director of the Company. Subsequently, on December 18th, 2020, Robert Munck was elected President of Rodedawg International Industries, Inc.

On December 18th, 2020, in a private-party transaction, International Ventures Society, LLC., (Controlled by Kelani Long) sold their 1 (one) share of Special 2020 Series A Preferred Stock to MKH Ventures, LLC., (Controlled by Samuel A. Barraza) for $40,000 cash VIA wire transfer. On March 16th, 2021, a Motion to Discharge Custodianship from International Ventures Society, LLC and Enter a Final Order was filed. On March 23rd, 2021, the District Court of Clark County gave the Order of Final Discharge from Custodianship from International Ventures Society, LLC.

On April 26th, 2021, the District Court of Clark County, Nevada gave Notice of Entry of Order of Final Discharge releasing Rodedawg International Industries, Inc., from Custodianship of International Ventures Society, LLC.

On July 1st, 2021, as a part of the consolidation of assets of MKH Ventures, LLC, the Special 2020 Series A Preferred share was transferred to Critical Solutions, Inc., a Delaware Corporation.

On August 17th, 2021 the Company increased its authorized share of common stock to 500,000,000 at $0.001 par value, from 200,000,000 shares of common stock at $0.001.

On July 28th, 2022, in a private party transaction, Critical Solutions, Inc. (Controlled by Samuel Barraza) sold 1 (one) share of Special 2020 Series A Preferred Stock to Budding Horizon, LLC (Controlled by David Lemme and Robert Munck for ten percent (10%) of Membership Units of Budding Horizon, LLC. to Critical Solutions, Inc. (CSLI) and Critical Solutions, Inc (CSLI) will retain (10) million shares of Rodedawg International Industries, Inc. (RWGI) Common Shares.

Previously, Rodedawg International Industries, Inc., formerly known as China Global Distribution Corporation, formerly known as E Jet Holdings, Inc., began operations as a worldwide distribution, and holding company, specializing in financing, manufacturing, and industrial holdings, globally. On July 18th, 2005, China Global Distribution Corporation changed its name to Rodedawg International Industries, Inc, and began focusing its efforts to worldwide distribution of recreational, amphibious and off-road vehicles.

BASIS OF PRESENTATION

The Company has not earned any revenues from limited principal operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Financial Accounting Standards Board Statement No. 7 (“SFAS 7”). Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

F-16

NOTE 1 - NATURE OF BUSINESS (continued)

BASIS OF ACCOUNTING

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. All intercompany transactions have been eliminated.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES GOING CONCERN

The Company's consolidated financial statements are prepared using the GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. At September 30, 2022 and 2021, the Company had $1,343 and $0 in cash and $42,331 in working capital at September 30, 2022 and

$0 in working capital at September 31, 2021. For the years ended September 30, 2022 and 2021, the Company had a net loss of $58,545 and $11,174, respectively. Continued losses may adversely affect the liquidity of the Company in the future.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of three months or less.

FINANCIAL INSTRUMENTS

The FASB issued ASC 820-10, Fair Value Measurements and Disclosures, for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

-	Level 1: Quoted prices in active markets for identical assets or liabilities

-	Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

-	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

F-17

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

CONCENTRATIONS AND CREDIT RISKS

The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of its cash, sales and accounts receivable.

Cash - The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

INCOME TAXES

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Deferred tax assets or liabilities were offset by a 100% valuation allowance, therefore there has been no recognized benefit as of the years ended September 30, 2022, and 2021, respectively. Further it is unlikely with the change of control that the Company will have the ability to realize any future tax benefits that may exist.

COMMITMENTS AND CONTINGENCIES

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

EARNINGS PER SHARE

Net income (loss) per share is calculated in accordance with ASC 260, Earnings Per Share. The weighted-average number of common shares outstanding during each period is used to compute basic earnings or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding on September 30, 2022, and 2021, respectively. Due to net operating loss, there is no presentation of dilutive earnings per share, as it would be anti-dilutive.

RECENT ACCOUNTING PRONOUNCEMENTS

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

On August 2017, the FASB issued ASU No. 2017-12, Derivatives and Hedging (Topic 815), which changes both the designation and measurement guidance for qualifying hedging relationships and the presentation of hedge results, to better align an entity’s risk management activities and financial reporting for hedging relationships. The amendments expand and refine hedge accounting for both nonfinancial and financial risk components and align the recognition and presentation of the effects of the hedging instrument and the hedged item in the financial statements. FASB ASU No. 2017-12 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, with early adoption permitted. We are still evaluating the impact that this guidance will have on our financial position or results of operations, and we have not yet determined whether we will early adopt FASB ASU No. 2017-12.

F-18

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

RECENT ACCOUNTING PRONOUNCEMENTS (continued)

On March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”) but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. All the guidance will be effective for the Company in the fiscal year beginning January 1, 2018. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

On February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes new accounting and disclosure requirements for leases. FASB ASU No. 2016-02 requires lessees to classify most leases as either finance or operating leases and to initially recognize a lease liability and right-of-use asset. Entities may elect to account for certain short-term leases (with a term of 12 months or less) using a method like the current operating lease model. The statements of operations will include, for finance leases, separate recognition of interest on the lease liability and amortization of the right-of-use asset and for operating leases, a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a straight-line basis. While we are in the early stages of our implementation process for FASB ASU No. 2016-02, and have not yet determined its impact on our financial position or results of operations, these leases would potentially be required to be presented on the balance sheet in accordance with the requirements of FASB ASU No. 2016-02. FASB ASU No. 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, with early adoption permitted. FASB ASU No. 2016-02 must be applied using a modified retrospective approach, which requires recognition and measurement of leases at the beginning of the earliest period presented, with certain practical expedients available.

On July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation, rather than the lower of cost or market in the previous guidance. This amendment applies to inventory that is measured using first-in, first-out (FIFO). This amendment is effective for public entities for fiscal years beginning after December 15, 2016, including interim periods within those years. A reporting entity should apply the amendments prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

On May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. In July 2015, the FASB deferred the effective date of the standard by an additional year; however, it provided companies the option to adopt one year earlier, commensurate with the original effective date. Accordingly, the standard will be effective for the Company in the fiscal year beginning January 1, 2018, with an option to adopt the standard for the fiscal year beginning January 1, 2017. The Company is currently evaluating this standard and has not yet selected a transition method or the effective date on which it plans to adopt the standard, nor has it determined the effect of the standard on its financial statements and related disclosures.

NOTE 3 - COMMITMENTS AND CONTINGENCIES

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

F-19

NOTE 4 - EQUITY

During the year ended September 30, 2022, the Company issued 120,000 shares of common stock for services, valued at $8,160.

During the year ended September 30, 2022, the Company sold 2,000,000 shares of common stock for aggregate proceeds of $25,000. As of September 30, 2022, the shares have not been issued.

During the year ended September 30, 2022, the Company received $2,500 as contributed capital.

NOTE 5 - INCOME TAXES

Income taxes are provided based upon the liability method. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by accounting standards to allow recognition of such an asset.

Deferred tax assets/liabilities were as follows as of September 30, 2022, and 2021:

	September 30, 2022	September 30, 2021

Net operating loss carry-forward	$167,000	$153,000
Valuation Allowance	(167,000)	(153,000)

Net Deferred Tax Asset (Liability)	$–	$–

On September 30, 2022, the Company expected no net deferred tax assets to be recognized, resulting from net operating loss carry forwards. Deferred tax assets were offset by a corresponding allowance of 100%.

The Company experienced a change in control during the year, and therefore no more than an insignificant portion of this net operating allowance will ever be used against future taxable income.

NOTE 6 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of filing the consolidated financial statements with OTC Markets, the date the consolidated financial statements were available to be issued. Management is not aware of any significant events that occurred after the balance sheet date that would have a material effect on the consolidated financial statements thereby requiring adjustment or disclosure, other than those noted below:

F-20

RODEDAWG INTERNATIONAL INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	Quarter Ended 6/30/22	Quarter Ended 6/30/21
ASSETS
Current Assets:
Cash	$2,240	$–
Marketable Securities	–	–
Subscription Receivables	–	–
Inventory	–	–
Deposits	–	–
Other Assets	–	–
TOTAL ASSETS	$2,240	$–
LIABILITIES & STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts Payable	$23,329	$–
Notes Payable- related parties	–	–
Notes Payable - convertible net of discount	–	–
Total Current Liabilities	23,329	–
Stockholders Deficit
Common Stock
500,000,000 authorized, par value $0.001 each	–	–
181,273,769 Shares Issued and outstanding at December 31st, 2021	181,274	181,154
181,153,769 Shares Issued and outstanding at December 31st, 2020	–	–
Additional Paid-In Capital	39,271	39,271
Capital Stock	25,000	–
Treasury Stock	–	–
Accumulated deficit	(719,195)	(719,075)
Comprehensive Income	498,650	498,650
Total Stockholders' Deficit	(25,000)	–
Total Liabilities & Stockholders' Deficit	$1,671	$–

F-21

RODEDAWG INTERNATIONAL INDUSTRIES, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	Quarter Ended 6/30/22	Quarter Ended 6/30/21
Revenue:
Income	$–	$–
Cost of goods sold	–	–
Total Income	–	–
Operation Expenses Employee Compensation and Benefits
Stock-based transaction expense	–	–
Occupancy and equipment	–	–
Advertising	–	–
Research and development	–	–
Professional Fees	–	–
Other general and administrative	23,329	–
Amortization of Intangible Assets	–	–
Total Operating Expenses	23,329	–
Operating Loss	–	–
Other general and administrative	–	–
Interest Income	–	–
Interest Expense	–	–
Financing Fees	–	–
Discontinued operations	–	–
Other Income (Expense)	–	–
Net Income (Loss)	–	–
Adjustments	–	–
NET COMPREHENSIVE LOSS	$–	$–
Per Share Information:
Weighted average number of common shares outstanding	$181,273,769	$181,153,769
Net Income(loss) per common share
Basic and fully diluted	$–	$–

F-22

RODEDAWG INTERNATIONAL INDUSTRIES, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

(UNAUDITED)

	Common Stock		Paid In	Compre- hensive	Treasury	Accumulated
	Shares	Amount	Capital	Income	Stock	Deficit	Totals
Balances - October 1, 2021	181,153,769	$181,154	$39,271	$498,650	$–	$(719,075.00)	$–
Adjustments	120,000	–	–	–	–	–	–
Preferred stock issuable	–	–	–	–	–	–	–
Net Income(Loss) - June 30, 2022	–	–	–	–	–	–	–
Balances - June 30, 2022	181,273,769	$181,274	$39,271	$498,650	$–	$(719,195.00)	$–

F-23

Rodedawg International Industries, Inc.

Consolidated Statement of Cash Flows

(Unaudited)

	Quarter Ended 6/30/22	Quarter Ended 6/30/21
Cash flows from Operating Activities:
Net income (loss)	$569	$–
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	–	–
Accretion of debt discounts	–	–
Accounts Payable	23,329	–
Interest Payable	–	–
Loss on disposed fixed assets	–	–
Discontinued operations	–	–
Changes in operating assets and liabilities	–	–
Net Cash Used in Operating Activities	23,329	$–

Cash Flows from Investing Activities:
Purchases of property and equipment	–	–
Marketable Securities	–	–
Net Cash Provided by Investing Activities	–	–

Cash Flows from Financing Activities
Proceeds from issuance of common stock	25,000	–
Proceeds from issuance of warrants	–	–
Proceeds from issuance of beneficial conversion feature	–	–
Proceeds from issuance of long-term debt	–	–
Paid in Capital	–	–
Comprehensive income	–	–
Proceeds from note payables	–	–
Net Cash Provided by Financing Activities	25,000	–

Foreign Currency Translation	–	–
Net Change In Cash	23,329	–
Cash and Cash Equivalents - Beginning of Year	–	–
Cash and Cash Equivalents - End of Year	$2,240	$–

F-24

RODEDAWG INTERNATIONAL INDUSTRIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED JUNE 30, 2022, and 2021

(UNAUDITED)

NOTE 1 – NATURE OF BUSINESS

ORGANIZATION

On November 18th, 2020, in the District Court of Clark County, Nevada, Case No. A-20- 822403-P, Custodianship of Rodedawg International Industries, Inc., was granted to International Ventures Society, LLC., controlled by Kelani Long. On November 18th, 2020, Kelani Long was elected as officer and director of Rodedawg International Industries, Inc. Subsequently, on November 18th, 2020, the Custodian granted to itself, 1 (one) share of preferred stock, Special 2020 Series A Preferred Shares at par value of $0.001. The Special 2020 Series A Preferred Shares has 60% voting rights over all classes of stock and is convertible into 200,000,000 shares of the Company’s common stock.

On December 18th, 2020, Kelani Long resigned as the officer and director of the Company. Subsequently, on December 18th, 2020, Robert Munck was elected President of Rodedawg International Industries, Inc.

On December 18th, 2020, in a private-party transaction, International Ventures Society, LLC., (Controlled by Kelani Long) sold their 1 (one) share of Special 2020 Series A Preferred Stock to MKH Ventures, LLC., (Controlled by Samuel A. Barraza) for $40,000 cash VIA wire transfer. On March 16th, 2021, a Motion to Discharge Custodianship from International Ventures Society, LLC and Enter a Final Order was filed. On March 23rd, 2021, the District Court of Clark County gave the Order of Final Discharge from Custodianship from International Ventures Society, LLC.

On April 26th, 2021, the District Court of Clark County, Nevada gave Notice of Entry of Order of Final Discharge releasing Rodedawg International Industries, Inc., from Custodianship of International Ventures Society, LLC.

On July 1st, 2021, as a part of the consolidation of assets of MKH Ventures, LLC, the Special 2020 Series A Preferred share was transferred to Critical Solutions, Inc., a Delaware Corporation.

On August 17th, 2021 the Company increased its authorized share of common stock to 500,000,000 at $0.001 par value, from 200,000,000 shares of common stock at $0.001.

Previously, Rodedawg International Industries, Inc., formerly known as China Global Distribution Corporation, formerly known as E Jet Holdings, Inc., began operations as a worldwide distribution, and holding company, specializing in financing, manufacturing, and industrial holdings, globally. On July 18th, 2005, China Global Distribution Corporation changed its name to Rodedawg International Industries, Inc, and began focusing its efforts to worldwide distribution of recreational, amphibious and off-road vehicles.

BASIS OF PRESENTATION

The Company has not earned any revenues from limited principal operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Financial Accounting Standards Board Statement No. 7 (“SFAS 7”). Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

BASIS OF ACCOUNTING

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. All intercompany transactions have been eliminated.

F-25

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company currently has no operations with an accumulated deficit of $730,249 to June 30, 2022.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of three months or less.

FINANCIAL INSTRUMENTS

The FASB issued ASC 820-10, Fair Value Measurements and Disclosures, for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

-	Level 1: Quoted prices in active markets for identical assets or liabilities

-	Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

-	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

CONCENTRATIONS AND CREDIT RISKS

The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of its cash, sales and accounts receivable.

Cash - The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

F-26

FOREIGN CURRENCY TRANSLATION

The accounts of the Company are accounted for in accordance with the Statement of Financial Accounting Statements No. 52 (“SFAS 52”), “Foreign Currency Translation”. The financial statements of the Company are translated into US dollars as follows: assets and liabilities at year- end exchange rates; income, expenses and cash flows at average exchange rates; and shareholders’ equity at historical exchange rate.

Monetary assets and liabilities, and the related revenue, expense, gain and loss accounts, of the Company are remeasured at year-end exchange rates. Non-monetary assets and liabilities, and the related revenue, expense, gain and loss accounts are re-measured at historical rates. Adjustments which result from the re-measurement of the assets and liabilities of the Company are included in net income.

SHARE-BASED COMPENSATION

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized in the period of grant.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

As of the nine months ended June 30, 2022, and 2021, respectively, there was $Nil of unrecognized expense related to non-vested stock- based compensation arrangements granted. There have been no options granted during the nine months ended June 30, 2022, and 2021, respectively.

INCOME TAXES

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Deferred tax assets or liabilities were offset by a 100% valuation allowance, therefore there has been no recognized benefit as of the nine months ended June 30, 2022, and 2021. Further it is unlikely with the change of control that the Company will have the ability to realize any future tax benefits that may exist.

COMMITMENTS AND CONTINGENCIES

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

F-27

EARNINGS PER SHARE

Net income (loss) per share is calculated in accordance with ASC 260, Earnings Per Share. The weighted-average number of common shares outstanding during each period is used to compute basic earnings or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at nine months ended June 30, 2022, and 2021. Due to net operating loss, there is no presentation of dilutive earnings per share, as it would be anti-dilutive.

FORGIVENESS OF INDEBTEDNESS

The Company follows the guidance of AS 470.10 related to debt forgiveness and extinguishment. Debts of the Company are considered extinguished when the statute of limitations in the applicable jurisdiction expires or when terminated by judicial authority such as the granting of a declaratory judgment. Debts to related parties or shareholders are treated as capital transactions when forgiven or extinguished and credited to additional paid in capital.

Debts to non-related parties are treated as other income when forgiven or extinguished.

RECENT ACCOUNTING PRONOUNCEMENTS

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

On August 2017, the FASB issued ASU No. 2017-12, Derivatives and Hedging (Topic 815), which changes both the designation and measurement guidance for qualifying hedging relationships and the presentation of hedge results, in order to better align an entity’s risk management activities and financial reporting for hedging relationships. The amendments expand and refine hedge accounting for both nonfinancial and financial risk components and align the recognition and presentation of the effects of the hedging instrument and the hedged item in the financial statements. FASB ASU No. 2017-12 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, with early adoption permitted. We are still evaluating the impact that this guidance will have on our financial position or results of operations, and we have not yet determined whether we will early adopt FASB ASU No. 2017-12.

On March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”) but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. All the guidance will be effective for the Company in the fiscal year beginning January 1, 2018. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

F-28

On February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes new accounting and disclosure requirements for leases. FASB ASU No. 2016-02 requires lessees to classify most leases as either finance or operating leases and to initially recognize a lease liability and right-of-use asset. Entities may elect to account for certain short-term leases (with a term of 12 months or less) using a method similar to the current operating lease model. The statements of operations will include, for finance leases, separate recognition of interest on the lease liability and amortization of the right-of-use asset and for operating leases, a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a straight-line basis. While we are in the early stages of our implementation process for FASB ASU No. 2016- 02, and have not yet determined its impact on our financial position or results of operations, these leases would potentially be required to be presented on the balance sheet in accordance with the requirements of FASB ASU No. 2016-02. FASB ASU No. 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, with early adoption permitted. FASB ASU No. 2016-02 must be applied using a modified retrospective approach, which requires recognition and measurement of leases at the beginning of the earliest period presented, with certain practical expedients available.

On July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation, rather than the lower of cost or market in the previous guidance. This amendment applies to inventory that is measured using first-in, first-out (FIFO). This amendment is effective for public entities for fiscal years beginning after December 15, 2016, including interim periods within those years. A reporting entity should apply the amendments prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

On May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. In July 2015, the FASB deferred the effective date of the standard by an additional year; however, it provided companies the option to adopt one year earlier, commensurate with the original effective date. Accordingly, the standard will be effective for the Company in the fiscal year beginning January 1, 2018, with an option to adopt the standard for the fiscal year beginning January 1, 2017. The Company is currently evaluating this standard and has not yet selected a transition method or the effective date on which it plans to adopt the standard, nor has it determined the effect of the standard on its financial statements and related disclosures.

NOTE 3 – INCOME TAXES

Income taxes are provided based upon the liability method. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by accounting standards to allow recognition of such an asset.

Deferred tax assets/liabilities were as follows as of June 30, 2022, and 2021:

Description	June 30, 2022	June 30, 2021
Net operating loss carry forward	$730,249	$719,075
Valuation Allowance	$(730,249)	$(719,075)
Total	$–	$–

On June 30, 2022, the Company expected no net deferred tax assets to be recognized, resulting from net operating loss carry forwards. Deferred tax assets were offset by a corresponding allowance of 100%.

The Company experienced a change in control during the year, and therefore no more than an insignificant portion of this net operating allowance will ever be used against future taxable income.

F-29

NOTE 4 – NOTES PAYABLE – RELATED PARTIES

The following notes payable were from related parties:

NOTE 5 – CONVERTIBLE NOTES PAYABLE

There were no convertible notes payable during the period:

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

The Company’s operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure

The Company has entered no contracts during the year as follows:

Legal and other matters

In the normal course of business, the Company may become a party to litigation matters involving claims against the Company. The Company's management is unaware of any pending or threatened assertions and there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 7 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of filing the consolidated financial statements with OTC Markets, the date the consolidated financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent the balance sheet date that would have a material effect on the consolidated financial statements thereby requiring adjustment or disclosure, other than those noted below:

F-30

RODEDAWG INTERNATIONAL INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	Year Ended	Year Ended
	September 30, 2021	September 30, 2021
ASSETS
Current Assets:	–	$–
Cash	–	–
Marketable Securities	–	–
Subscriptions Receivables	–	–
Inventory	–	–
Deposits	–	–
Other Assets	–	–
TOTAL ASSETS	–	–
LIABILITIES & STOCKHOLDERS’ DEFICIT
Current Liabilities:	–	–
Accounts payable	$11,174	–
Notes payable - related parties	–	–
Notes Payable - convertible net of discount	–	–
Total Current Liabilities	$11,174	–
Stockholders' Deficit
Common stock	–	–
500,000,000 shares authorized, par value $0.001 each	–	–
181,153,769 shares issued and outstanding at September 30, 2021	$181,154	$181,154
181,153,769 shares issued and outstanding at September 30, 2020	–	–
Additional Paid-In Capital	$39,271	$39,271
Capital Stock	–	–
Treasury Stock	–	–
Accumulated deficit	$(730,249)	$(719,075)
Comprehensive Income	$498,650	$498,650
Total Stockholders' Deficit	$(11,174)	–
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$–	$–

F-31

RODEDAWG, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	Year Ended	Year Ended
	September 30, 2021	September 30, 2020
Revenue:
Income	$–	$–
Cost of goods sold	–	–
Total Income	–	–
Operating expenses Employee compensation and benefits	–	–
Stock-based transaction expense	–	–
Occupancy and equipment	–	–
Advertising	–	–
Research and development	–	–
Professional Fees	$11,174	–
Other general and administrative	–	–
Amortization of Intangible Assets	–	–
Total Operating Expenses	$11,174	–
Operating Loss	$(11,174)	–
OTHER	–	–
Interest Income	–	–
Interest Expense	–	–
Financing Fees	–	–
Discontinued operations	–	–
Adjustments	–	–
Net Income(Loss)	$(11,174)	–
NET COMPREHENSIVE LOSS Attributable to Rodedawg International Industries, Inc.	$(11,174)	–
Per Share Information:
Weighted average number of common shares outstanding	181,153,769	181,153,769
Net Income(Loss) per common share	–	–
- Basic and fully diluted	$(0.000)	$–

F-32

RODEDAWG, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

(UNAUDITED)

	Common Stock		Paid In	Compre- hensive	Treasury	Accumulated
	Shares	Amount	Capital	Income	Stock	Deficit	Totals
Balances - October 1, 2020	181,153,769	$181,154	$39,271	$498,650	$–	$(719,075)	$–
Issuance of preferred stock	–	$–	$–	$–	–	–	–
Adjustments	–	–	–	–	–	–	–
Preferred stock issuable	–	–	–	–	–	–	–
Net Income(Loss) - September 30, 2021	–	–	–	–	–	(11,174)	(11,174)
Balances - September 30, 2021	181,153,769	$181,154	$39,271	$498,650	$–	$(730,249)	$(11,174)

F-33

RODEDAWG INTERNATIONAL INDUSTRIES, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	Year Ended September 30, 2021	Year Ended September 30, 2020
Cash Flows from Operating Activities:
Net income(loss)	$(11,174)	$–
Adjustments to reconcile net income(loss) to net cash used in operating activities	–	–
Depreciation and amortization	–	–
Accretion of debt discounts	–	–
Accounts Payable and Accrued Liabilities	$11,174	–
Interest Payable	–	–
Federal Taxes Payable	–	–
Loss on disposed fixed assets	–	–
Discontinued operations	–	–
Changes in operating assets and liabilities	–	–
Net Cash Used In Operating Activities	–	–
Cash Flows from Investing Activities:	–	–
Purchases of property and equipment	–	–
Marketable Securities	–	–
Net Cash Provided By Investing Activities	–	–
Cash Flows from Financing Activities:	–	–
Proceeds from issuance of common stock	–	–
Proceeds from issuance of warrants	–	–
Proceeds from issuance of beneficial conversion feature	–	–
Proceeds from issuance of long-term debt	–	–
Paid in Capital	–	–
Comprehensive Income	–	–
Proceeds from note payables	–	–
Net Cash Provided By Financing Activities	–	–
Foreign Currency Translation	–	–
Net Change in Cash	–	–
Cash and Cash Equivalents - Beginning of Year	–	–
Cash and Cash Equivalents - End of Year	$–	$–

F-34

RODEDAWG INTERNATIONAL INDUSTRIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED SEPTEMBER 30, 2021, and 2020

(UNAUDITED)

NOTE 1 - NATURE OF BUSINESS ORGANIZATION

On November 18th 2020, in the District Court of Clark County, Nevada, Case No. A-20-822403-P, Custodianship of Rodedawg International Industries, Inc., was granted to International Ventures Society, LLC., controlled by Kelani Long. On November 18th, 2020, Kelani Long was elected as officer and director of Rodedawg International Industries, Inc. Subsequently, on November 18th, 2020, the Custodian granted to itself, 1 (one) share of preferred stock, Special 2020 Series A Preferred Shares at par value of $0.001. The Special 2020 Series A Preferred Shares has 60% voting rights over all classes of stock and is convertible into 200,000,000 shares of the Company’s common stock.

On December 18th, 2020, Kelani Long resigned as the officer and director of the Company. Subsequently, on December 18th, 2020, Robert Munck was elected President of Rodedawg International Industries, Inc.

On December 18th, 2020, in a private-party transaction, International Ventures Society, LLC., (Controlled by Kelani Long) sold their 1 (one) share of Special 2020 Series A Preferred Stock to MKH Ventures, LLC., (Controlled by Samuel A. Barraza) for $40,000 cash VIA wire transfer.

On March 16th, 2021, a Motion to Discharge Custodianship from International Ventures Society, LLC and Enter a Final Order was filed. On March 23rd, 2021, the District Court of Clark County gave the Order of Final Discharge from Custodianship from International Ventures Society, LLC.

On April 26th, 2021, the District Court of Clark County, Nevada gave Notice of Entry of Order of Final Discharge releasing Rodedawg International Industries, Inc., from Custodianship of International Ventures Society, LLC.

On July 1st, 2021, as a part of the consolidation of assets of MKH Ventures, LLC, the Special 2020 Series A Preferred share was transferred to Critical Solutions, Inc., a Delaware Corporation.

On August 17th, 2021 the Company increased its authorized share of common stock to 500,000,000 at $0.001 par value, from 200,000,000 shares of common stock at $0.001.

Previously, Rodedawg International Industries, Inc., formerly known as China Global Distribution Corporation, formerly known as E Jet Holdings, Inc., began operations as a worldwide distribution, and holding company, specializing in financing, manufacturing, and industrial holdings, globally. On July 18th, 2005, China Global Distribution Corporation changed its name to Rodedawg International Industries, Inc, and began focusing its efforts to worldwide distribution of recreational, amphibious and off-road vehicles.

BASIS OF PRESENTATION

The Company has not earned any revenues from limited principal operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Financial Accounting Standards Board Statement No. 7 (“SFAS 7”). Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

F-35

BASIS OF ACCOUNTING

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. All intercompany transactions have been eliminated.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company currently has no operations with an accumulated deficit of $730,249 to September 30, 2021.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of three months or less.

FINANCIAL INSTRUMENTS

The FASB issued ASC 820-10, Fair Value Measurements and Disclosures, for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

-	Level 1: Quoted prices in active markets for identical assets or liabilities

-

Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

-	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

F-36

CONCENTRATIONS AND CREDIT RISKS

The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of its cash, sales and accounts receivable.

Cash - The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

FOREIGN CURRENCY TRANSLATION

The accounts of the Company are accounted for in accordance with the Statement of Financial Accounting Statements No. 52 (“SFAS 52”), “Foreign Currency Translation”. The financial statements of the Company are translated into US dollars as follows: assets and liabilities at year-end exchange rates; income, expenses and cash flows at average exchange rates; and shareholders’ equity at historical exchange rate.

Monetary assets and liabilities, and the related revenue, expense, gain and loss accounts, of the Company are re- measured at year-end exchange rates. Non-monetary assets and liabilities, and the related revenue, expense, gain and loss accounts are re-measured at historical rates. Adjustments which result from the re-measurement of the assets and liabilities of the Company are included in net income.

SHARE-BASED COMPENSATION

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized in the period of grant.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

As of the year ended September 30, 2021, and 2020, respectively, there was $Nil of unrecognized expense related to non-vested stock- based compensation arrangements granted. There have been no options granted during the year ended September 30, 2021, and 2020, respectively.

INCOME TAXES

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Deferred tax assets or liabilities were offset by a 100% valuation allowance, therefore there has been no recognized benefit as of the year ended September 30, 2021, and 2020. Further it is unlikely with the change of control that the Company will have the ability to realize any future tax benefits that may exist.

F-37

COMMITMENTS AND CONTINGENCIES

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

EARNINGS PER SHARE

Net income (loss) per share is calculated in accordance with ASC 260, Earnings Per Share. The weighted-average number of common shares outstanding during each period is used to compute basic earnings or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at the year ended September 30, 2021, and 2020. Due to net operating loss, there is no presentation of dilutive earnings per share, as it would be anti-dilutive.

FORGIVENESS OF INDEBTEDNESS

The Company follows the guidance of AS 470.10 related to debt forgiveness and extinguishment. Debts of the Company are considered extinguished when the statute of limitations in the applicable jurisdiction expires or when terminated by judicial authority such as the granting of a declaratory judgment. Debts to related parties or shareholders are treated as capital transactions when forgiven or extinguished and credited to additional paid in capital. Debts to non-related parties are treated as other income when forgiven or extinguished.

RECENT ACCOUNTING PRONOUNCEMENTS

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

On August 2017, the FASB issued ASU No. 2017-12, Derivatives and Hedging (Topic 815), which changes both the designation and measurement guidance for qualifying hedging relationships and the presentation of hedge results, in order to better align an entity’s risk management activities and financial reporting for hedging relationships. The amendments expand and refine hedge accounting for both nonfinancial and financial risk components and align the recognition and presentation of the effects of the hedging instrument and the hedged item in the financial statements. FASB ASU No. 2017-12 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, with early adoption permitted. We are still evaluating the impact that this guidance will have on our financial position or results of operations, and we have not yet determined whether we will early adopt FASB ASU No. 2017-12.

On March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”) but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. All the guidance will be effective for the Company in the fiscal year beginning January 1, 2018. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

F-38

On February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes new accounting and disclosure requirements for leases. FASB ASU No. 2016-02 requires lessees to classify most leases as either finance or operating leases and to initially recognize a lease liability and right-of-use asset. Entities may elect to account for certain short-term leases (with a term of 12 months or less) using a method similar to the current operating lease model. The statements of operations will include, for finance leases, separate recognition of interest on the lease liability and amortization of the right-of-use asset and for operating leases, a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a straight-line basis. While we are in the early stages of our implementation process for FASB ASU No. 2016-02, and have not yet determined its impact on our financial position or results of operations, these leases would potentially be required to be presented on the balance sheet in accordance with the requirements of FASB ASU No. 2016-02. FASB ASU No. 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, with early adoption permitted. FASB ASU No. 2016-02 must be applied using a modified retrospective approach, which requires recognition and measurement of leases at the beginning of the earliest period presented, with certain practical expedients available.

On July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation, rather than the lower of cost or market in the previous guidance. This amendment applies to inventory that is measured using first-in, first-out (FIFO). This amendment is effective for public entities for fiscal years beginning after December 15, 2016, including interim periods within those years. A reporting entity should apply the amendments prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

On May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. In July 2015, the FASB deferred the effective date of the standard by an additional year; however, it provided companies the option to adopt one year earlier, commensurate with the original effective date. Accordingly, the standard will be effective for the Company in the fiscal year beginning January 1, 2018, with an option to adopt the standard for the fiscal year beginning January 1, 2017. The Company is currently evaluating this standard and has not yet selected a transition method or the effective date on which it plans to adopt the standard, nor has it determined the effect of the standard on its financial statements and related disclosures.

NOTE 3 - INCOME TAXES

Income taxes are provided based upon the liability method. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by accounting standards to allow recognition of such an asset.

Deferred tax assets/liabilities were as follows as of September 30, 2021, and 2020:

Description	September 30, 2021	September 30, 2020
Net operating loss carry forward	$730,249	$719,075
Valuation allowance	(730,249)	(719,075)
Total	$–	$–

On September 30th, 2021, the Company expected no net deferred tax assets to be recognized, resulting from net operating loss carry forwards. Deferred tax assets were offset by a corresponding allowance of 100%.

F-39

The Company experienced a change in control during the year, and therefore no more than an insignificant portion of this net operating allowance will ever be used against future taxable income.

NOTE 4 – NOTES PAYABLE – RELATED PARTIES

The following notes payable were from related parties:

NOTE 5 – CONVERTIBLE NOTES PAYABLE

There were no convertible notes payable during the period.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

The Company’s operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure.

The Company has entered no contracts during the year as follows:

Legal and other matters

In the normal course of business, the Company may become a party to litigation matters involving claims against the Company. The Company's management is unaware of any pending or threatened assertions and there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 7 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of filing the consolidated financial statements with OTC Markets, the date the consolidated financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent the balance sheet date that would have a material effect on the consolidated financial statements thereby requiring adjustment or disclosure, other than those noted below:

F-40

RODEDAWG INTERNATIONAL INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	Year Ended	Year Ended
	September 20, 2020	September 30, 2019
ASSETS
Current Assets:	–	–
Cash	–	–
Marketable Securities	–	–
Subscriptions Receivables	–	–
Inventory	–	–
Deposits	–	–
Other Assets	–	–
TOTAL ASSETS	–	–
LIABILITIES & STOCKHOLDERS’ DEFICIT
Current Liabilities:	–	–
Accounts payable	–	–
Notes payable - related parties	–	–
Notes Payable - convertible net of discount	–	–
Total Current Liabilities	–	–
Stockholders' Deficit
Common stock
200,000,000 shares authorized, par value $0.001 each	–	–
181, 153,769 shares issued and outstanding at September 30, 2020	$181,154	$181,154
181, 153,769 shares issued and outstanding at September 30, 2019	–	–
Additional Paid-I n Capital	$39,271	$39,271
Capital Stock	–	–
Treasury Stock	–	–
Accumulated deficit	$(719,075)	$(719,075)
Comprehensive Income	$498,650	$498,650
Total Stockholders' Deficit	–	–
TOTAL LIABILITIES & STOCKHOLDERS DEFICIT	–	–

F-41

RODEDAWG, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	YEAR ENDED	YEAR ENDED
	September 30, 2020	September 30, 2019
Revenue:
Income	$–	$–
Cost of goods sold	–	–
Total Income	–	–
Operating expenses Employee compensation and benefits	–	–
Stock-based transaction expense	–	–
Occupancy and equipment	–	–
Advertising	–	–
Research and development	–	–
Professional Fees	$–	–
Other general and administrative	–	–
Amortization of Intangible Assets	–	–
Total Operating Expenses	$–	–
Operating Loss	$–	–
OTHER	–	–
Interest Income	–	–
Interest Expense	–	–
Financing Fees	–	–
Discontinued operations	–	–
Adjustments	–	–
NET COMPREHENSIVE LOSS	$–	–
Per Share Information:
Weighted average number of common shares outstanding	181,153,769	181,153,769
Net Income(Loss) per common share	–	–
- Basic and fully diluted	$–	$–

F-42

RODEDAWG, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

(UNAUDITED)

	Common Stock		Paid In	Compre- hensive	Treasury	Accumulated
	Shares	Amount	Capital	Income	Stock	Deficit	Totals
Balances - October 1, 2018	181,127,216	$181,127	$39,298	$498,650	$–	$(719,075)	$–
Issuance of preferred stock	–	–	–	–	–	–	–
Adjustments	26,553	27	(27)	–	–	–	–
Preferred stock issuable	–	–	–	–	–	–	–
Net Income(Loss) - September 30, 2019	–	–	–	–	–	–	–
Balances - September 30, 2019	181,153,769	$181,154	$39,271	$498,650	$–	$(719,075)	$–

Balances - October 1, 2019	181,153,769	$181,154	$39,271	$498,650	$–	$(719,075)	$–
Issuance of preferred stock	–	–	–	–	–	–	–
Adjustments	–	–	–	–	–	–	–
Preferred stock issuable	–	–	–	–	–	–	–
Net Income(Loss) - September 30, 2020	–	–	–	–	–	–	–
Balances - September 30, 2020	181,153,769	$181,154	$39,271	$498,650	$–	$(719,075)	$–

F-43

RODEDAWG INTERNATIONAL INDUSTRIES, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	YEAR ENDED	YEAR ENDED
	September 30, 2020	September 30, 2019
Cash Flows from Operating Activities:
Net income(loss)	$–	$–
Adjustments to reconcile net income(loss) to net cash used in operating activities	–	–
Depreciation and amortization	–	–
Accretion of debt discounts	–	–
Accounts Payable and Accrued Liabilities	$–	–
Interest Payable	–	–
Federal Taxes Payable	–	–
Loss on disposed fixed assets	–	–
Discontinued operations	–	–
Changes in operating assets and liabilities	–	–
Net Cash Used In Operating Activities	–	–
Cash Flows from Investing Activities:	–	–
Purchases of property and equipment	–	–
Marketable Securities	–	–
Net Cash Provided By Investing Activities	–	–
Cash Flows from Financing Activities:	–	–
Proceeds from issuance of common stock	–	–
Proceeds from issuance of warrants	–	–
Proceeds from issuance of beneficial conversion feature	–	–
Proceeds from issuance of long-term debt	–	–
Paid in Capital	–	–
Comprehensive Income	–	–
Proceeds from note payables	–	–
Net Cash Provided By Financing Activities	–	–
Foreign Currency Translation	–	–
Net Change in Cash	–	–
Cash and Cash Equivalents - Beginning of Year	–	–
Cash and Cash Equivalents - End of Year	$–	$–

F-44

RODEDAWG INTERNATIONAL INDUSTRIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED SEPTEMBER 30, 2020, and 2019

(UNAUDITED)

NOTE 1 - NATURE OF BUSINESS ORGANIZATION

Previously, Rodedawg International Industries, Inc., formerly known as China Global Distribution Corporation, formerly known as E Jet Holdings, Inc., began operations as a worldwide distribution and holding company specializing in financing, manufacturing, and industrial holdings globally. On July 18th, 2005, China Global Distribution Corporation changed its name to Rodedawg International Industries, Inc, and began focusing its efforts to worldwide distribution of recreational, amphibious and off-road vehicles.

The Company currently has no operations.

BASIS OF PRESENTATION

The Company has not earned any revenues from limited principal operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Financial Accounting Standards Board Statement No. 7 (“SFAS 7”). Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

BASIS OF ACCOUNTING

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. All intercompany transactions have been eliminated.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company currently has no operations with an accumulated deficit of $719,075 to September 30, 2020.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of three months or less.

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FINANCIAL INSTRUMENTS

The FASB issued ASC 820-10, Fair Value Measurements and Disclosures, for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

-	Level 1: Quoted prices in active markets for identical assets or liabilities

-

Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

-	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

CONCENTRATIONS AND CREDIT RISKS

The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of its cash, sales and accounts receivable.

Cash - The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

FOREIGN CURRENCY TRANSLATION

The accounts of the Company are accounted for in accordance with the Statement of Financial Accounting Statements No. 52 (“SFAS 52”), “Foreign Currency Translation”. The financial statements of the Company are translated into US dollars as follows: assets and liabilities at year-end exchange rates; income, expenses and cash flows at average exchange rates; and shareholders’ equity at historical exchange rate.

Monetary assets and liabilities, and the related revenue, expense, gain and loss accounts, of the Company are re- measured at year-end exchange rates. Non-monetary assets and liabilities, and the related revenue, expense, gain and loss accounts are re-measured at historical rates. Adjustments which result from the re-measurement of the assets and liabilities of the Company are included in net income.

SHARE-BASED COMPENSATION

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized in the period of grant.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

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As of September 30, 2020, and 2019, respectively, there was $Nil of unrecognized expense related to non-vested stock- based compensation arrangements granted. There have been no options granted during the years ended September 30, 2020, and 2019 respectively.

INCOME TAXES

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Deferred tax assets or liabilities were off-set by a 100% valuation allowance, therefore there has been no recognized benefit as of September 30, 2020, and 2019, respectively. Further it is unlikely with the change of control that the Company will have the ability to realize any future tax benefits that may exist.

COMMITMENTS AND CONTINGENCIES

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

EARNINGS PER SHARE

Net income (loss) per share is calculated in accordance with ASC 260, Earnings Per Share. The weighted-average number of common shares outstanding during each period is used to compute basic earnings or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding on September 30, 2020, and 2019. Due to net operating loss, there is no presentation of dilutive earnings per share, as it would be anti-dilutive.

FORGIVENESS OF INDEBTEDNESS

The Company follows the guidance of AS 470.10 related to debt forgiveness and extinguishment. Debts of the Company are considered extinguished when the statute of limitations in the applicable jurisdiction expires or when terminated by judicial authority such as the granting of a declaratory judgment. Debts to related parties or shareholders are treated as capital transactions when forgiven or extinguished and credited to additional paid in capital. Debts to non-related parties are treated as other income when forgiven or extinguished.

RECENT ACCOUNTING PRONOUNCEMENTS

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

On August 2017, the FASB issued ASU No. 2017-12, Derivatives and Hedging (Topic 815), which changes both the designation and measurement guidance for qualifying hedging relationships and the presentation of hedge results, in order to better align an entity’s risk management activities and financial reporting for hedging relationships. The amendments expand and refine hedge accounting for both nonfinancial and financial risk components and align the recognition and presentation of the effects of the hedging instrument and the hedged item in the financial statements. FASB ASU No. 2017-12 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, with early adoption permitted. We are still evaluating the impact that this guidance will have on our financial position or results of operations, and we have not yet determined whether we will early adopt FASB ASU No. 2017-12.

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On March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”) but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. All the guidance will be effective for the Company in the fiscal year beginning January 1, 2018. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

On February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes new accounting and disclosure requirements for leases. FASB ASU No. 2016-02 requires lessees to classify most leases as either finance or operating leases and to initially recognize a lease liability and right-of-use asset. Entities may elect to account for certain short-term leases (with a term of 12 months or less) using a method similar to the current operating lease model. The statements of operations will include, for finance leases, separate recognition of interest on the lease liability and amortization of the right-of-use asset and for operating leases, a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a straight-line basis. While we are in the early stages of our implementation process for FASB ASU No. 2016-02, and have not yet determined its impact on our financial position or results of operations, these leases would potentially be required to be presented on the balance sheet in accordance with the requirements of FASB ASU No. 2016-02. FASB ASU No. 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, with early adoption permitted. FASB ASU No. 2016-02 must be applied using a modified retrospective approach, which requires recognition and measurement of leases at the beginning of the earliest period presented, with certain practical expedients available.

On July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation, rather than the lower of cost or market in the previous guidance. This amendment applies to inventory that is measured using first-in, first-out (FIFO). This amendment is effective for public entities for fiscal years beginning after December 15, 2016, including interim periods within those years. A reporting entity should apply the amendments prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

On May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. In July 2015, the FASB deferred the effective date of the standard by an additional year; however, it provided companies the option to adopt one year earlier, commensurate with the original effective date. Accordingly, the standard will be effective for the Company in the fiscal year beginning January 1, 2018, with an option to adopt the standard for the fiscal year beginning January 1, 2017. The Company is currently evaluating this standard and has not yet selected a transition method or the effective date on which it plans to adopt the standard, nor has it determined the effect of the standard on its financial statements and related disclosures.

NOTE 3 - INCOME TAXES

Income taxes are provided based upon the liability method. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by accounting standards to allow recognition of such an asset.

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Deferred tax assets/liabilities were as follows as of September 30, 2020, and 2019:

Description	September 30, 2020	September 30, 2019
Net operating loss carry forward	$719,075	$719,075
Valuation allowance	(719,075)	(719,075)
Total	$–	$–

At September 30th, 2020, the Company expected no net deferred tax assets to be recognized, resulting from net operating loss carry forwards. Deferred tax assets were offset by a corresponding allowance of 100%.

The Company experienced a change in control during the year, and therefore no more than an insignificant portion of this net operating allowance will ever be used against future taxable income.

NOTE 4 – NOTES PAYABLE – RELATED PARTIES

The following notes payable were from related parties:

NOTE 5 – CONVERTIBLE NOTES PAYABLE

There were no convertible notes payable during the period:

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

The Company’s operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure.

The Company has entered no contracts during the year as follows:

Legal and other matters

In the normal course of business, the Company may become a party to litigation matters involving claims against the Company. The Company's management is unaware of any pending or threatened assertions and there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 7 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of filing the consolidated financial statements with OTC Markets, the date the consolidated financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent the balance sheet date that would have a material effect on the consolidated financial statements thereby requiring adjustment or disclosure, other than those noted below:

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